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                                                                  EXHIBIT 10.5.3

          AGREEMENT OF LEASE made as of this 4th day of October, 1996, between SPARTAN MADISON CORP., a Delaware corporation, having an address c/o HRO International Ltd., Tower 56, 126 East 56th Street, New York, New York 10022, Attention: Tenant Services (hereinafter referred to as "Landlord") and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, having an address at 900 Third Avenue, New York, New York (hereinafter referred to as "Tenant").

                             W I T N E S S E T H:

          The parties hereby covenant and agree as follows:


                                  ARTICLE 1

                                    RENT

          1.01.  (a)   Landlord hereby leases and Tenant hereby rents from
Landlord the entire fourth (4th) floor of the Building as shown on the plan annexed hereto as Schedule A (hereinafter referred to as the "DEMISED PREMISES") in the building (hereinafter referred to as the "BUILDING") located on the land (hereinafter referred to as the "LAND") described in Schedule B annexed hereto (the Land and the Building being hereinafter referred to as the "PROPERTY") together with the non-exclusive right for Tenant and its subtenants, employees, agents, licensees and invitees to use the customary appurtenances to the demised premises (e.g., the Building entrance, the lobby, elevators, corridors, loading docks and berths, toilets on the 4th floor of the Building and other public and service areas), for a term (hereinafter referred to as the "TERM") commencing on the "COMMENCEMENT DATE" and ending on the "EXPIRATION DATE" (as said terms are defined in Article 2 hereof) unless the Term shall sooner cease and terminate as hereinafter provided.

                 (b) Subject to the provisions of Section 1.05 hereof, Tenant agrees to pay to Landlord a fixed annual rent (hereinafter referred to as the "fixed annual rent") at the following rates:

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                       (i)   ONE MILLION SIX HUNDRED FIFTY-FOUR THOUSAND
                       FORTY-EIGHT and no/l00 ($1,654,048.00) DOLLARS per annum for the period beginning on the Rent Commencement Date and ending on the last day of the month immediately preceding the month in which occurs the fifth (5th) anniversary of the Rent Commencement Date;

                       (ii) ONE MILLION SEVEN HUNDRED EIGHTY-EIGHT THOUSAND ONE HUNDRED SIXTY and no/l00 ($l,788,160.00) DOLLARS per annum for the period beginning on the first (lst) day of the month in which occurs the fifth (5th) anniversary of the Rent Commencement Date and ending on the last day of the month immediately preceding the month in which occurs the tenth (10th) anniversary of the Rent Commencement Date; and

                       (iii) ONE MILLION NINE HUNDRED TWENTY-TWO THOUSAND TWO HUNDRED SEVENTY-TWO AND no/100 ($1,922,272.00) DOLLARS per annum for the period beginning on the first day of the month in which occurs the tenth (10th) anniversary of the Rent Commencement Date and ending on the Expiration Date.

Such fixed annual rent shall be due and payable in equal monthly installments in advance on the first day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except such setoffs or deductions as are specifically referred to in this Lease. The first full month's installment of fixed annual rent shall be paid by Tenant to Landlord upon the execution of this Lease. The first full month's installment of fixed annual rent shall be deposited in a segregated money market interest bearing account, selected by Landlord in its sole discretion, and such interest shall be refunded to Tenant within ten (l0) days after the Rent Commencement Date. Should the Rent Commencement Date fall on any day other than the first day of a month, then the fixed annual rent for such month shall be prorated on a per diem basis.

          1.02. Tenant shall pay the fixed annual rent and all additional rent payable hereunder promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. Fixed annual rent and Tenant's Tax Payments and Tenant's Expense Payments, as defined in Article 3 hereof and all other additional rent, shall be paid by wire transfer of immediately available federal funds to Landlord or its designee or shall be paid by good and sufficient check (subject to collection) drawn on a major money center bank (e.g., Citibank, N.A., Bank of America, Ameritrust (Cleveland, Ohio)). Tenant shall be permitted to make such foregoing payments on First Interstate Bank of L.A. or Wells Fargo provided that Tenant shall submit such payments sufficiently in advance so that they shall clear (i.e., funds shall be available to Landlord) no later than a check from a major money center bank would clear. All sums, other than fixed annual rent, payable by Tenant hereunder shall be deemed additional rent and shall be payable within twenty (20) days following demand unless other payment dates are hereinafter provided. Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent following any required notice and the expiration of applicable cure periods as for a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

          1.03.  (a)   If Tenant shall fail to pay when due (i) any
installment of fixed annual rent or (ii) any additional rent (including, without limitation, any installment of Tenant's Tax Payment or Expense Payment, as such terms are defined in Article 3 hereof) when due and such failure shall continue for five (5) Business Days, Tenant shall pay interest on such amounts at the Interest Rate (as such term is defined in Article 22 hereof), from the last day of such five-Business Day period to the date the same is paid to Landlord, and such interest shall be deemed additional rent. With respect to the first two (2) failures to make such payments during such 5 Business Day period within any l2-month period during the Term, such interest payment shall not be due unless Landlord shall have given Tenant a notice of such failure to pay (which notice may be given by personal delivery) and Tenant shall continue to fail

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to make the payment in question to Landlord within three (3) days after the giving of such notice.

                 (b) The provisions of this Section 1.03 are in addition to other remedies available to Landlord for non-payment of fixed annual rent or additional rent.

          1.04. If any of the fixed annual rent or additional rent payable under this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other legally permissible steps as Landlord may reasonably request to permit Landlord to collect the maximum rents which from time to time during the continuance of such Legal Requirement may be legally permissible and not in excess of the amounts reserved therefor under this Lease. Upon the termination of such Legal Requirement, (a) the rents hereunder shall be payable in the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the rents, if any, paid by Tenant during the period such Legal Requirement was in effect.

          1.05. The fixed annual rent payable pursuant to Section 1.01(b) hereof shall be abated for the period (the "Rent Abatement Period") beginning on the Commencement Date and ending on December 31, 1997. The day following the expiration of the Rent Abatement Period is hereinafter called the "Rent Commencement Date."

                                  ARTICLE 2

                             COMMENCEMENT OF TERM

          2.01.  (a)   The "Commencement Date" of the Term shall be October 1,
1996.

                 (b) The "Expiration Date" of the Term shall be the last day of the month in which occurs the fifteenth (15th) anniversary of the Rent Commencement Date.

          2.02.  (a)   Tenant has examined the demised premises and agrees to
accept same in the condition and state of repair existing as of the date hereof subject to normal wear and tear and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy, subject to the provisions of Article 43 hereof. Landlord shall, at Landlord's cost, use best efforts to complete the punchlist work set forth on Schedule Q annexed hereto ("Punchlist Work") on or before November 15, 1996 (subject to delays for Force Majeure Causes and Tenant's Delay). If Landlord shall fail to complete the Punchlist Work on or before November 15, 1996, subject to extensions by reason of Force Majeure Causes and Tenant's Delay, and such failure shall actually delay the commencement or performance of Tenant's Work, then the Rent Commencement Date shall be extended on a day-for-day basis for each day of actual delay in the performance or commencement of Tenant's Work caused by such failure. For purposes hereof, "Landlord's Work" shall mean the Base Building work in the demised premises as shown on the plans and drawings specified on Schedule N annexed hereto and the delivery to Tenant of Form ACP-5 with respect to asbestos removal in the demised premises.

          2.03. If the completion of the Punchlist Work shall be delayed by reason of any Tenant's Delay, as hereinafter defined, then the Punchlist Work shall be deemed substantially completed on the date when Punchlist Work would have been so substantially completed but for such Tenant's Delay.

          If a delay in the substantial completion of the Punchlist Work or any substantial portion of such delay is the result of Force Majeure Causes, and such delay would not have occurred but for Tenant's Delay, such delay shall be deemed to be Tenant's Delay.

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          For purposes hereof, "TENANT'S DELAY" shall mean any delay in the substantial completion of Punchlist Work caused by any of: (i) any request by Tenant that Landlord delay the completion of the Punchlist Work, (ii) any negligent or wrongful act of Tenant or its officers, agents, representatives, servants or contractors, or (iii) any other act or omission of Tenant, which actually causes a delay in the substantial completion of the Punchlist Work. Landlord shall provide written notice to Tenant of any circumstances constituting Tenant's Delay within two (2) Business Days after Landlord becomes aware of same and the number of days of Tenant Delay expected to result therefrom, to the extent such time period can reasonably be estimated in advance (and if Landlord fails to give such notice within such two (2) Business Day period, such circumstances shall not constitute Tenant's Delay until from and after the date Landlord so notifies Tenant).

          2.04 Landlord represents that, to the best of its knowledge, there are no asbestos containing materials contained in the tenant areas of the demised premises which would be in violation of any currently existing Federal, state or local laws, regulations or ordinances, or which would prevent or delay Tenant from commencing Tenant's Work or any future alterations in the demised premises; provided, however, to the extent that there are any asbestos containing materials contained in the tenant areas of the demised premises which would be in violation of any currently existing federal, state or local laws, regulations or ordinances, or which would prevent or delay Tenant from commencing Tenant's Work or any future alterations in the demised premises, then Tenant shall give notice thereof to Landlord, and as Tenant's sole remedy, Landlord shall remove, encapsulate or abate such asbestos containing materials in accordance with applicable Legal Requirements. For each day that Tenant is prevented from commencing or is delayed in completing Tenant's Work or any future alterations in the demised premises by reason of such removal, encapsulation or abatement by Landlord, then Tenant shall receive a per diem credit against the fixed annual rent next due hereunder.

          2.05. Landlord represents that Landlord's Work and the Punchlist Work (i) shall be and has been performed in a good and workerlike manner in accordance with the plans annexed hereto as Schedule N hereof, (ii) complies with all Legal Requirements, and (iii) shall be and has been paid for in full by Landlord so that no lien or other encumbrance shall be filed against the demised premises on account thereof. In addition Landlord guarantees Landlord's Work and the Punchlist Work for a period of one (1) year from the Commencement Date against defective workmanship and materials.

                                  ARTICLE 3

                             ADJUSTMENTS OF RENT

          3.01.  A.  For purposes hereof, the following definitions shall apply:

                      (a) The term "Base Tax" shall mean one-half of the sum of the Taxes for the Tax Years commencing July l, l996 and July 1, 1997.

                      (b) The term "Tax Year" shall mean each period of twelve months which includes any part of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                      (c) The term "Taxes" shall mean (i) all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or (provided same are in the nature of real estate taxes and are imposed on building owners by virtue of their ownership of real property) any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever including, without limitation, the Grand Central Partnership Business Improvement District Assessment (but excluding penalty charges or interest charges which are imposed by reason of late payment [as distinguished from interest charges which are imposed where certain taxes may be paid in installments]), which are or may be assessed, levied or imposed upon all or any part of the Property and the sidewalks, plazas or streets adjacent thereto (other than any occupancy or rent tax payable by Tenant pursuant to Section 3.03), and levied against Landlord and/or the Property under the laws of the United States, the City or State of New York, or any

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political subdivision thereof, but excluding any franchise, income, succession, capital levy, gross receipt, transit, profit, gift, transfer, capital stock, foreign ownership or control, mortgage recording, inheritance or estate taxes payable by Landlord or Landlord's estate, except to the extent set forth in the next sentence of this subsection 3.0l A(c) or any taxes or fees payable on air or development rights, excess zoning rights or similar rights acquired by Landlord after the date hereof; and (ii) any customary expenses incurred by Landlord, including payments to unaffiliated attorneys, accountants and appraisers, in contesting any of the items set forth in clause (i) of this sentence, or the assessed valuations of all or any part of the Property, to the extent such expenses are customarily incurred in connection with such contests but excluding any abatements, refunds or rebates made thereof. If due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit, or other tax or governmental imposition, however designated, including, without limitation any tax, excise or fee measured by or payable with respect to any rent, shall be levied against Landlord, and/or the Property, in substitution in whole or in part for any tax which would constitute "Taxes", such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes", provided that any such "Taxes" imposed on rents or income from the Property shall be calculated as if the Property were the only asset of Landlord and Landlord's only income were from the Property. If any general or special assessments are imposed or levied and it shall be permissible to pay same in installments, then for purposes of inclusion within Taxes under this Lease, same shall be deemed to be included in the greatest number of such installments permitted by law and Tenant shall be responsible only for Tenant's Tax Share of those installments becoming due and payable during the Term. If Tenant shall dispute the propriety of including any item in Taxes, Tenant shall give Landlord notice thereof and if Landlord and Tenant are unable to resolve such dispute within thirty (30) days thereafter, either party may submit same to arbitration pursuant to the provisions of Article 37 hereof. Pending the determination of such dispute, Tenant shall pay Tenant's Tax Payment in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

                      (d) The term "Tenant's Tax Share" shall mean 6.2252%, calculated as a fraction, the numerator of which is 44,704, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the demised premises and 718,110, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the rentable square footage of the office and retail area of the Building. If the physical size of the rentable area of the Building shall increase, Tenant's Tax Share shall be appropriately recalculated.

                      (e) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as defined in Section 3.02 hereof), as the case may be, or for some portion thereof pursuant to this Article 3.

                 B. Tenant shall pay to Landlord as additional rent for each Tax Year from and after the Tax Year commencing July 1, 1997 a sum equal to Tenant's Tax Share of the amount by which the Taxes for such Tax Year exceed the Base Tax (hereinafter referred to as "Tenant's Tax Payment"). Landlord shall furnish to Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant's Tax Payment for such Tax Year. Upon Tenant's written request therefor, Landlord shall submit to Tenant a copy of the applicable tax bill from the taxing authorities, if then available and any other information pertaining to any sums included in Taxes. Tenant's Tax Payment shall be due and payable in two (2) equal installments, in advance, on the first day of each June and December of each Tax Year based upon the Escalation Statement furnished with respect to such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an annual Escalation Statement is furnished to the Tenant after the commencement of the Tax Year to which it relates, then Tenant shall, within thirty (30) days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of Tenant's Tax Payment theretofore paid by Tenant for such Tax Year and, in the event of an overpayment by Tenant, Landlord shall, at Tenant's option, permit Tenant to credit against subsequent rental payments under this Lease the amount of such overpayment or make payment of same to Tenant by good and sufficient check (subject to collection) within thirty (30) days of demand by Tenant. If there shall be any increase or decrease in Taxes for any Tax Year, whether

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during or after such Tax Year, Landlord shall furnish a revised Escalation
Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the holder of a Superior Instrument (as defined in Section
25.01 hereof) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due no more than thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor (provided, however, such payment shall be required only if such holder is not an Affiliate of Landlord and only if such requirement is not imposed by such holder as a result of a default by Landlord under such Superior Instrument). Landlord represents that as of the date hereof, there is no such requirement to currently pay to the holder of a Superior Instrument such tax payments. As used in this Section 3.02(B), the term "Affiliate" means an entity which controls, is controlled by or is under common control with Landlord. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes; provided, however, that such discount shall be subtracted from Taxes, if, at Landlord's request, Tenant's Tax Payments are made prior to the above due dates to enable Landlord to obtain such discount. Landlord shall pay Taxes for any Tax Year on or before the date on which the Taxes in question shall be due and payable and all applicable grace periods have expired and all Landlord's rights to commence or continue any protest, contest or dispute of same prior to payment shall have expired, or if Landlord shall have commenced such protest, contest or dispute, then all Landlord's rights of appeal prior to payment shall have lapsed or been waived.

                 C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall notify Tenant of such refund and, at Tenant's option, permit Tenant to credit against subsequent rental payments under this Lease, Tenant's Tax Share of the refund, but not in excess of Tenant's Tax Payment paid for such Tax Year, or make payment by good and sufficient check (subject to collection) to Tenant within twenty (20) days of demand by Tenant.

                 D. Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation. Landlord shall use its good faith business judgment to monitor and, if appropriate in the reasonable business judgment of Landlord, dispute the amount of Taxes with respect to any Tax Year during the Term, including bringing an application or proceeding seeking a reduction in Taxes or the assessed valuation of the Building. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation or otherwise challenging the determination thereof.

                 E.   Deleted Prior to Execution.

                 F. Subject to the provisions of this subsection 3.01(F), if at any time during the term of this Lease, the assessment of the Property for real estate tax purposes shall be increased by reason of a "sale" (as such term is hereinafter defined), and as a consequence of such increased assessment, real estate taxes are increased over the amount that such real estate taxes would have otherwise been increased but for such sale, then for such part of the Term hereof as shall then remain, the portion of any Tax Payment attributable to the increase in the assessment of the Property that results as a consequence of such sale (multiplied by the tax rate from time to time applicable to such increase in assessment) shall be abated (herein called the "Tax Escalation Abatement"). For purposes hereof, the term "sale" shall mean: only a voluntary or involuntary sale, exchange or other transfer of an equity interest in the Land or Building or a lease of the entire Land and/or Building, or an option or agreement so to do, provided, however, with respect to the foregoing events, only on condition that the Taxing Authority (as hereinafter defined) regards same to constitute a sufficient transfer of a nature which may cause an increase in the actual assessment (appearing on the assessment roles of the City of New York for the Land

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and/or Building, as finally determined) pursuant to the laws, rules and regulations or practices of the Taxing Authority then in effect; provided, however, that any such transaction shall be a sale only if (and to the extent that) such transaction is treated as a sale or transfer for real estate purposes which by any law, rule, regulation or practice by the Taxing Authority then in effect, may give rise to an increase in the subject property's real estate tax assessment by the Tax Commission of the City of New York (or any successor agency or department thereto which has the power to fix or review assessed evaluations) (herein called the "Taxing Authority"). Notwithstanding anything to the contrary contained herein, in no event shall a sale be deemed to have occurred unless a New York City Real Property Transfer Tax Return, a New York State Documentary Stamp Tax filing, or other similar transfer document shall be required to be filed in the office where any of the foregoing is filed (or any successor office thereto). Landlord and Tenant expressly agree that in no event shall the Tax Escalation Abatement be deemed to include increases in real estate taxes for any other reason whatsoever, including, without limitation increases of same attributable in whole or in part to changes in the market value generally for properties comparable or approximate to the Property or due to changes in the tax rate or due to any other circumstances or factors other than a sale. To the extent that all or a portion of any increase in real estate taxes after a sale may be attributable to such other circumstances or factors, then an allocation as to the portion attributable to the sale shall be made by Landlord for the purposes of establishing the Tax Escalation Abatement in connection therewith. Any dispute regarding such allocation shall, if not resolved within thirty (30) days after Tenant gives Landlord notice thereof, be resolved by arbitration pursuant to Article 37 hereof.

          3.02.  A.  For purposes hereof, the following definitions shall apply:

                     (a) The term "Expense Base Factor" shall mean an amount equal to the Expenses for the Operating Year 1997.

                     (b) The term "Operating Year" shall mean each calendar year which includes any part of the Term, and the term "Base Operating Year" shall mean the calendar year 1997.

                     (c) The term "Tenant's Expense Share" shall mean 6.4501% calculated as a fraction, the numerator of which is 44,704, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the demised premises and the denominator of which is 693,076, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the rentable square footage of the office area of the Building. If the physical size of the rentable area of the Building shall increase, Tenant's Expense Share shall be appropriately recalculated.

                     (d) The term "Expenses" shall mean all expenses actually incurred by Landlord in accordance with sound management practices to the extent properly allocable to the Property for the period in question in accordance with sound accounting principles consistently applied in the real estate industry with respect to first-class office buildings in midtown Manhattan in respect of the repair, replacement, maintenance, operation and/or security of the Property (hereinafter defined), including, without limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension benefits, severance and sick day payments, and other fringe benefits of employees of Landlord, Landlord's affiliates or agents and their respective contractors (up to and including the senior building manager, which position Landlord represents does not constitute an executive position) engaged in such repair, replacement, maintenance, operation and/or security (excluding, however, unfunded pension or other benefits accruing prior to any period during which Tenant is required to pay rent); (ii) payroll taxes, worker's compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity (for areas other than those leased or leasable to tenants), heat, ventilation, air-conditioning, chilled and condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid to suppliers thereof in connection with the calculation and billing of, such utilities; (iv) the cost of painting and/or decorating all areas of the Property, excluding, however, (y) fine arts (as distinguished from decorative arts), and (z) such costs attributable to any space contained therein which is demised or available for demise to tenant(s)

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(other than core bathrooms, mechanical rooms and core closets); (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Property and/or any property on, below or above the Property, and the repair, replacement, maintenance, operation and/or security thereof provided same is customarily carried for comparable first-class office buildings in the midtown area of the Borough of Manhattan; (vi) the cost of all supplies, tools, materials and, subject to the qualifications in subsections (x) and
(xi), equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Property, and any sales and other taxes thereon; (vii) intentionally omitted; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal; (ix) the cost and maintenance of all interior and exterior landscaping and all temporary exhibitions (other than fine arts) located at or within the common areas of the Property; (x) the cost of alterations and improvements made or installed after the Base Operating Year by reason of Legal Requirements or the requirements of nationally recognized insurance bodies and all tools and equipment related thereto; (xi) the cost of all other alterations, repairs, replacements and/or improvements after the Base Operating Year by Landlord or Landlord's affiliates, at their respective expense, whether structural or non-structural, and whether or not required by this Lease, and all tools and equipment related thereto; provided, however, that if under generally accepted accounting principles consistently applied, any of the costs referred to in clauses (vi), (x) or this clause (xi) are required to be capitalized, then such capitalized costs, shall be included in Expenses only in the following cases ("Permitted Capital Costs"): costs for items under clause (x) hereof or costs for items which have the effect of reducing the expenses which otherwise would be included in Expenses, and such Permitted Capital Costs together with interest thereon at the Prime Rate (as defined in Section 22.03 hereof) in effect as of December 31 of the year in which such expenditure is made, shall be amortized or depreciated, as the case may be, over a period of time which shall be the shorter of: (A) the useful life of the item in question, as reasonably determined by Landlord; or
(B) ten (10) years; provided, however, that with respect to any capital improvement and/or any machinery or equipment which is made or becomes operational, as the case may be, after the Base Operating Year, and which has the effect of reducing the expenses which otherwise would be included in Expenses, the amount included in Expenses in any Operating Year until such improvement and/or machinery or equipment has been fully amortized or depreciated, as the case may be, shall be the amount of savings, as reasonably estimated by Landlord, resulting from the installation and operation of such improvement and/or machinery or equipment; (xii) management fees; provided, however, that if Landlord or an affiliate of Landlord is the managing agent of the Building or if no managing agent is employed by Landlord, then the annual management fee shall be a sum which is not in excess of the then prevailing rates for management fees in the Borough of Manhattan for first-class office buildings similar to the Building under comparable circumstances; (xiii) intentionally omitted; (xiv) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services; and (xv) reasonable fees, dues and other contributions paid by or on behalf of Landlord or Landlord's affiliates to real estate organizations such as the Real Estate Board and BOMA (and their successors) to the extent generally that landlords of first class office buildings in the midtown area of Manhattan are members thereof or contributors thereto, but same shall, if paid on behalf of Landlord and Landlord's affiliates, be prorated among the Building and other buildings owned by Landlord or its affiliates. Subject to the specific exclusions from "Expenses" set forth in this Section 3.02A, with respect to any fees, costs, charges or expenses for services or items which are not expressly included in the foregoing clauses (i) through (xv), same shall be includible in Expenses if same are properly allocable to the repair, replacement, maintenance, operation and/or security of the Property, in accordance with then prevailing customs and practices of the real estate industry in the midtown area of the Borough of Manhattan, City of New York.

          The term "Expenses", as used and defined under this subsection (d), shall not, however, include the following items: (1) depreciation and amortization (except as provided above in this subsection); (2) interest on and amortization of debts; (3) the cost of tenant improvements made for tenant(s) of the Building; (4) brokerage commissions and/or other leasing costs; (5) financing and/or refinancing costs; (6) the cost of any work or services performed for any tenant(s) of the Building (including Tenant), whether at the expense of Landlord or Landlord's affiliates or such tenant(s), to the extent that such work or services are in excess of the work or services which Landlord or Landlord's affiliates are required to furnish Tenant under this Lease at the expense of Landlord or Landlord's affiliates;
(7) the cost of any electricity consumed in the Premises or any other space in the Building demised or available for demise to tenant(s); (8) Taxes and any amounts specifically excluded from Taxes set forth in this Lease; (9) the cost of any capital improvements other than Permitted Capital Costs; (l0) salaries, fringe benefits, and all other compensation for Landlord's, or Landlord's affiliate's or their respective agent's, employees above the grade of senior building manager and compensation paid to persons in commercial concessions operated by Landlord or Landlord's affiliates; (ll) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, except to the extent that the cost thereof is less than the "deductible" in force under Landlord's insurance policy provided such deductibles are not substantially higher than the deductibles customarily carried by landlords of first-class office buildings comparable to the Building; (l2) advertising and promotional expenditures; (l3) the cost of any judgment, settlement or arbitration award resulting from any tort liability of Landlord or its affiliates, agents, contractors or employees and any attorneys' fees incurred in connection with same; provided, however, that any portion of any such judgment, settlement or arbitration award which by its nature would otherwise be an Expense (e.g., the cost of repairs or maintenance) shall, notwithstanding the foregoing, be included as an Expense;
(l4) any rents or additional rents under superior leases (as described in Section 25.0l hereof); (l5) any payments under air rights transfers; (l6) legal fees or expenses incurred in connection with the negotiation of leases for space in the Building, or of renewals, amendments, financings, refinancings, or sales or in connection with enforcing the provisions of any tenant's lease, other than a tenant who is disturbing other tenants in the Building by reason of such tenant's breach of its lease; (l7) any fee or other expenditure paid to any corporation or entity related to or affiliated with Landlord in excess of the amount which would be paid in the absence of such relationship; (l8) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which are previously included in Expenses hereunder; (19) costs for acquiring or renting works of fine art (as distinguished from decorative items) displayed in the public areas of the Building; (20) the cost of any goods or services furnished to tenants (including Tenant), including any goods and services hereinabove referred to in this subsection 3.02A(d), to the extent the same is reimbursed to Landlord other than by reason of escalation-type clauses similar to this Article 3; (2l) interest or penalties for late payment of any Expenses or Taxes paid by Landlord including interest and penalties on any Taxes or surcharges for late payment for fuel, gas, steam, electricity, water, sewer or other utilities except where such interest or penalties shall result from a bona fide dispute between Landlord and a vendor or other creditor; (22) the cost of any workers' services performed or other expenses incurred in connection with installing, operating and maintaining any specialty service or facility other than common Building facilities (e.g., a sky deck, broadcasting facility or any luncheon, athletic or recreational club); (23) costs incurred in the removal, containment, encapsulation, or disposal of asbestos or other substances installed by Landlord or Landlord's predecessors in the Building which prior to the date of this Lease were deemed by any applicable Federal, State or Municipal law, order, rule or regulation to be hazardous to health or the environment; (24) costs incurred in connection with the transfer or disposition of all or any part of the Building or Land or in any interest therein or in Landlord or any entity comprising Landlord; (25) the cost of any capital improvements to the Building which physically increase the usable square foot area thereof except to the extent same are required to be performed pursuant to Legal Requirements; (26) any other expenditure which would otherwise be an Expense to the extent Landlord is reimbursed therefor by condemnation award or insurance proceeds or by refund, credit, warranty, service contract or otherwise (other than reimbursement by reason of escalation type clauses in tenant's leases comparable to this Article 3); (27) any expenses for repairs or maintenance which are or would have been covered by warranties and service contracts for the benefit of Landlord; (28) the cost (and taxes thereon) for hookup, connection, or service for all existing utilities; (29) Landlord's contribution of any funds or money given to other tenants in cash, by rent concession, offset or otherwise, or work done for other tenants in connection with leasing of space in the Building; (30) any expenses which are unique to the retail space in the Building; and (31) any expenses which are not includable in Expenses pursuant to the final sentence of the first paragraph of subsection 3.02A(d) hereof.

          If any of the foregoing costs and expenses are incurred with respect to any other property or building in addition to the Building, then same shall be reasonably allocated.

          In determining the amount of Operating Expenses for any Operating Year (including the Base Operating Year), if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, or if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant, Expenses shall be determined for such Operating Year to be an amount equal to the expenses which would normally be expected to be incurred had ninety-five percent (95%) of the Building rentable area been occupied throughout such Operating Year or had Landlord furnished such particular work or service to ninety-five percent (95%) of the tenants in the Building.

          Landlord represents that, as of the date hereof, no lease for another tenant in the Building contains a definition of Expenses which is substantially more tenant-favorable than is the foregoing definition.

                 B. If the Expenses for any Operating Year exceed the Expense Base Factor, Tenant shall pay to Landlord as additional rent for such Operating Year an amount equal to Tenant's Expense Share of the excess of the Expenses for such Operating Year over the Expense Base Factor (hereinafter referred to as "Tenant's Expense Payment").

                 C. Landlord shall furnish to Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord's reasonable estimate of Tenant's Expense Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Expense Payment for such Operating Year. If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph C for the last month of the preceding Operating Year; (b) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate and (i) if there shall be an underpayment, Tenant shall pay the amount thereof within thirty (30) days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall, at its option, be entitled to either a credit in the amount thereof against subsequent rental payments under this Lease or to have Landlord make payment to Tenant in the amount of such overpayment by good and sufficient check (subject to collection) within thirty (30) days of being furnished with such Escalation Statement; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on such estimate. Landlord may at any time and from time to time (but not more often than twice in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Expense Payment for a particular Operating Year and Tenant's Expense Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

                 D. After the end of each Operating Year Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord setting forth the Expenses for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year. If such annual Escalation Statement shall show that the sums paid by Tenant under subparagraph 3.02(C) above exceeded Tenant's Expense Payment for such Operating Year, Tenant shall at its option be entitled to either a credit in the amount of such excess (plus, in the event the amount of such overpayments exceed 7 l/2% of the actual Tenant's Expense Payment, interest at the Prime Rate on the amount which exceeds such actual Tenant's Expense Payment) against subsequent rental payments under this Lease or to have Landlord make payment to Tenant in the amount of such excess (together with interest at the Prime Rate as aforesaid) by good and sufficient check (subject to collection) within thirty (30) days of delivery of such statement. If such annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to the Landlord (plus, in the event the amount of such deficiency exceeds 7 1/2% of the actual Tenant's Expense Payment, interest at the Prime Rate on the amount which exceeds such actual Tenant's Expense Payment), within thirty (30) days after being furnished with such annual Escalation Statement. Notwithstanding the foregoing, in the event Landlord fails to deliver the annual Escalation Statement referred to in this subparagraph (D) within six (6) months after the end of any Operating Year, then, if Tenant shall be entitled to a credit or refund for overpayment as hereinabove provided, such credit or refund shall include interest at the Prime Rate on the entire amount of the overpayment.

               E. The annual Escalation Statements with respect to Expenses to be furnished by Landlord as provided above shall be in reasonable detail and certified by an officer of Landlord as true and complete. Landlord may use reasonable operating cost allocations and estimates if such allocations or estimates are required for this Section 3.02.

               F. Tenant, upon no less than five (5) days prior notice, may elect to have Tenant's designated representative who shall be a certified public accountant, an officer of Tenant, or a real estate professional with substantial experience in the financial aspects of first-class office building operation in Manhattan (herein called "Tenant's Audit Representative") examine such of Landlord's books and records (collectively, "Records") as are relevant to the Escalation Statement in question and those Escalation Statements for the preceding Operating Year and any prior Operating Year relevant to the computation in question and the subsequent Operating Year to the extent same are relevant, provided any such examination shall be commenced within six (6) months after Tenant's receipt of an annual Escalation Statement and concluded within sixty (60) days after the commencement of such examination. In making such examination, Tenant agrees, and shall cause its Audit Representative to agree, to keep confidential any and all information contained in the Records except as disclosed in connection with any arbitration, action, proceeding, or legal process. In the event that it is determined that the Expenses were overstated by 10% or more, Landlord shall pay the reasonable cost of the audit by Tenant. In the event that it is determined that the Expenses were overstated by 5% or more, then the credit or repayment of such excess to Tenant shall bear interest at the Prime Rate from the date paid to the date so credited or repaid.

          3.03. Tenant shall pay to Landlord, within thirty (30) days after demand, as additional rent, any occupancy tax or rent tax hereafter enacted, which Landlord is hereafter required to pay with respect to the demised premises or this Lease which is in lieu of, or constitutes a modification of, the current New York City commercial rent tax payable by tenants; provided, however, that
(a) Landlord provides Tenant with written notice of the amount of tax and (b) Tenant shall not be required to make any such payments to Landlord prior to thirty (30) days before the same are due and payable to such taxing authorities.

          3.04. If the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or if the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant's Tax Payment and/or Tenant's Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year or Operating Year falling within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Taxes for the Tax Year and/or Expenses for the Operating Year in which the Term expires to be prepared and furnished to Tenant. Such Escalation Statement shall be prepared as of the expiration date of the Term if such date is December 31, and if not, as of the first to occur of June 30 or December 31 after the expiration date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

          3.05. In no event shall the fixed annual rent ever be reduced by operation of this Article 3, but Tenant shall be entitled to the credits against fixed annual rent and additional rent as specifically provided in this
Article 3. The
rights and obligations of Landlord and Tenant under the provisions of this Article 3 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term, subject to Section 3.06 hereof.

          3.06. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year. Notwithstanding the foregoing, as to any Tax Year for which Landlord has delivered to Tenant an Escalation Statement pursuant to Section 3.01B hereof or any Operating Year as to which Landlord has delivered to Tenant an Escalation Statement pursuant to
Section 3.02D hereof, Tenant shall not be required to pay additional Tenant's Tax Payment or additional Tenant's Expense Payment, as the case may be, (i.e., over and above the amount set forth on such original Escalation Statement) by reason of Landlord delivering a revised Escalation Statement for such period unless Landlord delivers such revised Escalation Statement within twelve (12) months after the end of the Tax Year or Operating Year, as the case may be, as to which such original Escalation Statement related.

          3.07. Each Escalation Statement shall be conclusive and binding upon Tenant unless within six (6) months after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement, not resolved within 60 days after the giving of such notice by Tenant, may be submitted to arbitration by either party pursuant to
Article 37 hereof with such arbitration to await the results of Tenant's examination of Landlord's Records pursuant to subsection 3.02F hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.


                                      ARTICLE 4

                                     ELECTRICITY

          4.01. Landlord agrees that prior to the Commencement Date all risers, feeders and wiring to furnish electrical service to the demised premises in accordance with the provisions of the specifications for such electrical service set forth in Section 4.07 hereof and other conductors and electrical equipment necessary will be installed in the Building by Landlord to the electric closet serving the demised premises. After the Commencement Date any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical and communication requirements (in excess of the electrical load set forth in such specifications), upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if
(i) the same will not in Landlord's good faith judgment cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition, repairs or expense or interfere with or disturb other tenants or occupants, (ii) such installation is practicable in Landlord's reasonable judgment, taking into consideration the current and future potential needs for electric service of current and future tenants of the Building other than Tenant, and (iii) Landlord shall not be obligated to make available to Tenant more than Tenant's Expense Share of surplus space in the vertical penetrations of the Building which are used for electrical conduit and risers.

          4.02. (a) For the period commencing on the Commencement Date, Tenant covenants and agrees to contract directly with and to pay directly to the utility company supplying electric current for the demised premises the amounts due for such electric current consumed as indicated by meters installed by Landlord at Landlord's expense, measuring Tenant's consumption thereof and no other tenant's consumption of electricity.

                    (b) If permitted by Legal Requirements, Tenant shall have the right to contract for an alternate power source provided that Tenant shall notify Landlord at least thirty (30) Business Days in advance of its intention to contract for same. In the event that Tenant contracts for an alternate power source, Landlord shall cooperate with Tenant and the alternate power source provider (at no cost to Landlord unless Tenant agrees to pay any such actual cost without profit or markup to Landlord), and shall allow Tenant and the alternate power source provider reasonable access, at no cost to either of said parties, to the Building's electrical lines, feeders, risers and wiring, in order to provide the alternate power source, provided and on condition that such access to the Building's electrical lines, feeders, risers and wiring shall not in any way diminish electrical service in the Building, except to a de minimis extent.

          4.03. (a) If Tenant leases additional space in the Building and if, as a result thereof, one meter measures the consumption of electric current by Tenant and another lessee of space in the Building (i.e., more than two tenants on a floor), or if there is no meter measuring Tenant's consumption of electric current for any purpose, including without limitation, base building air conditioning, ventilating and heating (e.g., more than one tenant on a floor with respect to base building air conditioning and ventilating) (it being understood that the foregoing shall not be deemed to permit Landlord to unilaterally remove Tenant's electrical meter), Tenant agrees to pay to Landlord or Landlord's designated agent charges for electric current consumed by Tenant as determined by Landlord's electric consultant in accordance with Section 4.08 hereof. Bills therefor, at the rate charged to Landlord for such electric current, plus the amount of sales tax imposed thereon by any Governmental Authority, plus two and one-half percent (2 1/2%) of the total amount thereof for administration and processing, shall be rendered at such times as Landlord may elect based upon estimates of Landlord's electric consultant which may be made from time to time as Landlord deems necessary. Until such time as Landlord's electrical consultant first makes its estimate as aforesaid (which in no event shall occur later than ninety (90) days after Landlord recaptures a portion of the demised premises), Tenant shall pay as its electricity charge hereunder (exclusive of Common Area Electric (as hereinafter defined)) the sum of $2.00 per square foot multiplied by the rentable square footage of the demised premises (the "BASE CHARGE") which shall be payable in equal monthly installments together with the Tenant's payments of fixed annual rent hereunder on the first day of each calendar month. In the event Landlord's consultant shall determine that Tenant's electricity charge should differ from the Base Charge, Tenant's Base Charge shall be adjusted retroactively at such time as Landlord's electrical consultant's determination is made. Any deficiency for such prior period shall be payable within thirty (30) days of demand. Any excess for such prior period shall be, at Tenant's option, credited in the amount of such excess against subsequent rental payments under this Lease or paid to Tenant by good and sufficient check (subject to collection) within thirty (30) days after such consultant's determination. Tenant shall permit Landlord's electrical consultant to make surveys in the demised premises from time to time (but not more than two surveys per year unless Landlord has reasonable evidence that Tenant has increased its electrical load in the demised premises) during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein; provided, however, that such consultant will endeavor to minimize the disruption of Tenant's business.
Tenant shall have the right to cause Tenant's electrical consultant to make up to two (2) surveys in the demised premises per year provided Tenant shall promptly submit a copy of such survey to Landlord. Such surveys by Tenant's electrical consultant shall be subject to Landlord's right to give a Dispute Notice in accordance with Section 4.08 hereof. In the event the Tenant occupies a portion of a floor, with respect to the electric current used (i) to run the core air conditioning, heating and ventilating system on Tenant's floor, including without limitation, for purposes of "early morning warm-up" and (ii) for the lighting of the common areas on Tenant's floor (herein collectively called "COMMON AREA ELECTRIC"), Landlord shall charge Tenant its proportionate share of such charge plus sales tax and the two and one-half (2 1/2%) percent administrative fee referred to above based upon the proportion which the rentable area of the demised premises bears to the rentable area of the floor. If Tenant desires to install a submeter to measure electric consumption rather than by survey as provided for in this subsection 4.03(a), Tenant shall give Landlord notice to such effect requesting such submeter, and Landlord agrees not to unreasonably withhold its consent for such submeter provided that (x) Tenant pays all costs for the installation of such submeter and associated equipment and lines and (y) Tenant enters into a supplemental agreement reasonably satisfactory to Tenant providing for the payment of such electricity on a submetered basis.

                    (b) If Tenant pays for electric current consumed pursuant to subsection (a) above, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time that electric service may be obtained by Tenant in the demised premises directly from any public utility company or alternative power source servicing the Building upon sixty (60) days' prior written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however that such termination date shall be extended for such time as is reasonably necessary for Tenant to make arrangements to obtain electric service directly. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby (except Tenant will no longer be required to pay Landlord any charge for electricity pursuant to this
Section 4.03) and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company or alternative power source servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall not be obligated to pay any part of the cost incurred in Tenant's obtaining direct electric service.

          4.04. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises as described in
Section 4.07 hereof. Tenant shall not make or perform, or permit the making of or performing of, any alterations to wiring, installations or other electrical facilities in or serving the demised premises without the prior consent of Landlord in each instance, such consent to be granted or denied as provided in
Article 6 hereof. Should Landlord grant any such consent, then all additional risers or other equipment required therefor shall be installed by Landlord and the commercially reasonable cost thereof shall be paid by Tenant within thirty
(30) days after receipt of Landlord's written demand therefor, together with any and all appropriate invoices for such work, or, at Landlord's election, Tenant shall perform such installation using an electrician approved by Landlord for work in the Building.

          4.05. (a) Subject to the provisions of subsection 34.02 hereof, to the extent permitted by applicable law, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or for any other reason whatsoever except Landlord's negligence or wilful misconduct; provided, however, that in no event shall Landlord be liable for consequential damages arising therefrom.

                    (b) Except in cases of emergency, Landlord shall notify Tenant by reasonable advance notice of any required scheduled stoppage of electricity in the Building. Landlord shall use reasonable efforts to coordinate any such stoppage with Tenant so as to minimize interference with the conduct of Tenant's business in the demised premises, but Landlord shall not be obligated to employ overtime or premium labor therefor except as provided in
Section 7.04 hereof.

          4.06. At Tenant's option, Tenant may purchase from Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord's commercially reasonable charges for providing and installing same within twenty (20) days after demand as additional rent.

          4.07. Landlord covenants and agrees that 265/460 service of 19.5 watts of electricity connected load per usable square foot (inclusive of electric energy used in connection with providing base building air conditioning service to the demised premises and domestic hot water to the common areas of the floor) shall be available in the electric closet servicing the demised premises for Tenant's distribution, such distribution to be at Tenant's expense, in the demised premises. Panels and transformers sufficient to service base Building HVAC and hot water equipment and core bathrooms and closets, shall be available but all additional panels and transformers for Tenant's distribution shall be installed as part of Tenant's Work. In addition, upon prior notice to Landlord, Tenant may access additional power of up to an additional 19.5 watts per usable square foot connected load of electricity in accordance with the provisions of this Lease including without limitation Article 6 hereof. Tenant shall not be liable for any Building access or use charge for such additional power, but Tenant shall be liable for all costs of actual connection to the Building electric supply, of tying into Tenant's Con Edison meter, of installing any other additional equipment required for such additional power and any other actual cost necessary for Tenant to access such additional power. Tenant covenants and agrees that at no time will the connected electrical load in the demised premises exceed the foregoing specifications.

          4.08. Any determinations with respect to charges for electricity on floors occupied by more than one tenant or otherwise which must be made pursuant to the terms of this Lease shall be made by a reputable, independent electrical consultant selected by Landlord ("LANDLORD'S ELECTRICAL CONSULTANT"). Any determination made by Landlord's electrical consultant pursuant to or in connection with this Lease shall be binding and conclusive on Landlord and on Tenant unless Tenant disputes such determination as hereinafter provided.
Tenant shall have the right to give a notice (the "DISPUTE NOTICE") to Landlord within ninety (90) days after the date it is notified of any determination by Landlord's electrical consultant that Tenant has engaged its own electrical consultant ("TENANT'S ELECTRICAL CONSULTANT") to verify the determination of Landlord's electrical consultant. If Tenant's electrical consultant and Landlord's electrical consultant cannot agree within thirty (30) days after the Dispute Notice, if any, is given on what an appropriate resolution of their dispute should be, then either party, upon notice to the other, may submit the issue to arbitration in accordance with the provisions of Article 37 of this Lease. While such dispute is being resolved, Tenant shall pay such charges and payments as would be due hereunder if Landlord's electrical consultant's determination were correct without prejudice to Tenant's position. In the event it is finally determined that there has been an overpayment by Tenant, such overpayment shall be credited against future rent payments due from Tenant under the Lease (or, in the event there are no such future rent payments due hereunder, such overpayment shall be refunded to Tenant) and in the event of an underpayment, the amount of such underpayment by Tenant shall be paid by Tenant to Landlord within thirty (30) days after such determination is made.


                                      ARTICLE 5

                                         USE

          5.01. The demised premises shall be used solely as and for executive and general offices by Tenant and "Tenant's Affiliates" as defined in
Article 11 hereof, and for no other purpose.

          5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the terms and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not permit the demised premises or any part thereof to be used in any manner or anything to be done, brought into or kept therein which, in Landlord's reasonable judgment shall impair or adversely affect (i) the character, reputation or appearance of the Building as a first-class office building, (ii) any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or (iii) the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building which is in excess of that which is customary and usual in first-class office buildings similar to the Building located in the midtown area of the Borough of Manhattan.

          5.03. If any governmental license or permit (other than a Certificate of Occupancy for the entire Building or for the demised premises for use as general and executive offices in a customary manner) shall be required for the proper and lawful conduct of Tenant's business in the demised premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Additionally, should Tenant's alterations or Tenant's use of the demised premises require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all actions reasonably requested by Landlord in order to procure any such modification or amendment and shall reimburse Landlord (as additional rent) for all reasonable costs and expenses Landlord incurs in effecting said modifications or amendments. The foregoing provisions are not intended to be deemed Landlord's consent to any alterations or to a use of the demised premises not otherwise permitted hereunder nor to require
Landlord to effect such modifications or amendments of any Certificate of Occupancy.

          5.04. Tenant shall not use, or suffer or permit anyone to use, the demised premises or any part thereof, for (a) retail banking, trust company, or safe deposit business servicing the general public, (b) a savings bank, a savings and loan association, or a loan company servicing the general public,
(c) the sale of travelers' checks and/or foreign exchange other than incidental to Tenant's business, (d) a stock brokerage office or for stock brokerage purposes, in either case as a retail, off-the-street operation which would substantially increase the traffic flow to and from the demised premises over customary office-use traffic flow, (e) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (except if expressly provided otherwise elsewhere in this Lease and except that the foregoing shall not be deemed to prohibit the installation and maintenance of vending machines for the sale of food and beverages to Tenant's employees and visitors provided that the provisions of
Section 21.06(c) of this Lease shall apply with respect thereto), (f) the business of photographic reproductions and/or offset printing (except that Tenant may use part of the demised premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (g) an employment or travel agency, (h) a school or classroom (other than for training of Tenant's employees), (i) medical or psychiatric offices, (j) conduct of an auction other than an electronic auction, (k) gambling activities or (1) the conduct of obscene, pornographic or similar disreputable activities. Nothing contained in this Section 5.04 will prohibit Tenant from using, or permitting the use of, the demised premises for executive, administrative or general offices of the businesses set forth in clauses (a), (b), (c) or (d) of this Section 5.04. Further, the demised premises may not be used by (i) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (ii) any charitable, religious, union or other not-for-profit organization (other than not-for-profit corporations of a nature comparable to the Ford Foundation or the Rockefeller Foundation), or (iii) any tax exempt entity within the meaning of
Section 168(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended).

          5.05. Landlord represents that the Certificate of Occupancy for the Building will permit the use of the demised premises for general and executive offices. Landlord will make no changes in the Building which would result in a change in the Certificate of Occupancy so as to prevent Tenant from using the demised premises for general and executive office purposes.

                                      ARTICLE 6

                            ALTERATIONS AND INSTALLATIONS

          6.01. To the extent the provisions of Article 42 to this Lease conflict with the provisions of this Article 6, then, with respect to Tenant's Work, the provisions of Article 42 hereto shall govern.

          Tenant shall make no alterations, installations, additions or improvements in or to the demised premises (other than purely decorative work in the nature of interior wall covering, moveable partitions, carpeting and picture hanging) without Landlord's prior written consent and then only by contractors or mechanics approved by Landlord which approval shall not be unreasonably withheld or delayed, provided however, Tenant shall use the contractor recommended by Landlord with respect to the life-safety and the BMS systems of the Building, provided such contractor provides its services promptly and at a commercially reasonable cost. Landlord hereby approves the contractors and subcontractors listed on Schedule R annexed hereto for the performance of Tenant's Work provided they shall use only union labor therefor. If Landlord shall disapprove any contractor or subcontractor proposed by Tenant to perform work in the demised premises, Landlord shall notify Tenant in writing of such disapproval specifying the reasonable grounds which are the basis for Landlord's disapproval which shall be limited to a previous adverse experience between such
contractor or subcontractor and Landlord or Landlord's agents.   All such work,
alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate in its reasonable judgment except as otherwise set forth in the applicable Building standard specification governing the performance of Tenant's improvement work in the Building.

          All work in the demised premises except for so-called decorative work (i.e., wall covering, carpeting, moveable partitions and picture hanging) shall be done solely in accordance with plans and specifications first approved in writing by Landlord. To the extent that pursuant to the provisions of this Lease Landlord's consent to such work shall not be unreasonably withheld or delayed, then such approval of such plans and specifications shall not be unreasonably withheld or delayed. If Landlord shall not approve or disapprove (noting any disapproval with particularity) Tenant's plans and specifications within ten (10) Business Days after receipt of Tenant's written request for approval therefor (which ten (10) Business Day period shall be extended by five
(5) Business Days with respect to any review by Landlord's outside consultants), then Landlord's approval shall be deemed given. Tenant shall pay to Landlord upon demand, as additional rent, Landlord's reasonable actual out-of-pocket costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose and Tenant agrees to (A) pay Cosentini Associates' reasonable fee for its review work, and (B) pay Severud Associates' reasonable fee for its review work) for (i) reviewing said plans and specifications and (ii) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications, the provisions of any Superior Instruments and all laws and requirements of public authorities. The foregoing review fees of Cosentini Associates and Severud Associates shall not be payable by Tenant if in connection with any alterations in the demised premises Tenant shall employ the services of such engineering firms to prepare Tenant's engineering drawings. Except to the extent herein expressly set forth, Landlord shall not impose or be entitled to any fees, charges or other amounts in connection with Tenant's alterations for
(i) indirect costs, field inspections, coordination or supervision, or (ii) use of the freight elevator during normal business hours. Tenant agrees that the mere review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise; nor shall Landlord incur any liability, obligation or responsibility to Tenant or any third party by reason of such review and approval.

          Landlord will not unreasonably withhold or delay its consent to requests for nonstructural alterations, additions and improvements provided they will not (i) adversely interfere with the operation of the Building; (ii) affect the exterior or the exterior appearance of the Building; (iii) affect the structural elements or strength of the Building; or (iv) affect the proper functioning of the electrical, HVAC, plumbing or mechanical systems of the Building.

          In connection with the installation of Tenant's communications and electrical wiring, Tenant shall have the right to use, on a non-exclusive basis, its pro rata share of the amount of space in the vertical shafts and risers of the Building available for such purposes, such proration to be calculated on the basis of the ratio of the rentable square footage of the demised premises to the total rentable square footage of the tenantable area serviced by such shafts and risers.

          Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

               1.   All work shall be done in a good and workmanlike manner.

               2. (a) Alterations shall be performed by contractors first approved by Landlord, subject to the first sentence of Section 6.01 hereof.

                    (b) Any contractor employed by Tenant to perform any work permitted by this Lease, and all of its subcontractors, shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disruptive disharmony and interference with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractors Tenant proposes to use in the demised premises at least five (5) business days prior to the beginning of work by such contractor or subcontractors.

                    (c) Tenant covenants and agrees to pay to the contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications, subject only to (i) customary retentions and (ii) amounts being disputed in good faith, provided that Tenant complies with its obligations under clause 4 below.

               3. All such alterations shall be performed in compliance with all Legal Requirements (as defined in Article 22 hereof).

               4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or unreasonably disturb other tenants or occupants of the Building.

               5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times upon reasonable prior notice which may be oral (provided such inspections shall not unreasonably interfere with such work), but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection or constitute approval by Landlord of such work or subject Landlord to liability for the manner of performance.

               6.   Intentionally Omitted.

               7. Prior to commencement of any work costing more than $25,000, Tenant shall furnish to Landlord certificates evidencing the existence of:

                    (a) Worker's compensation insurance covering all persons employed for such work with statutorily required limits;

                    (b) Employer's liability coverage including bodily injury caused by disease with limits of not less than $100,000 per employee;

                    (c) Commercial general liability insurance including but not limited to completed operations coverage, products liability coverage, contractual coverage, broad form property damage, independent contractor's coverage and personal injury coverage naming
          (i) Landlord as well as such representatives and consultants of Landlord as Landlord shall reasonably specify (collectively "LANDLORD'S CONSULTANTS"), including, but not limited to, as of the date hereof HRO International, Ltd., as well as Tenant, as additional insureds, with coverage of not less than $3,000,000 combined single limit coverage (or such higher limits as Landlord may from time to time impose in its reasonable judgment); and

                    (d) Tenant shall require all contractors engaged or employed by the Tenant to indemnify and hold Tenant, Landlord, and Landlord's Consultants, including but not limited to, as of the date hereof HRO International, Ltd., harmless in accordance with the following clauses or similar clauses of substantially similar import (with such modifications therein as may be reasonably required from time to time by reason of a change in the parties constituting Landlord's Consultants):

               "The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify the Landlord, Tenant and HRO International, Ltd., against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, reasonable attorney's fees, court costs, and the cost of appellate proceedings), which Landlord and/or Tenant and/or HRO International, Ltd., incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor or any of its officers, directors, employees, agents, sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this Contract, whether such injuries to person or damage to property are due or claimed to be due to any negligence of the Landlord and/or Tenant and/or HRO International, Ltd., its or their employees or agents or any other person."

          The contractor's insurance shall specifically insure the foregoing hold harmless provision or any such substantially similar provision.

               (e) Such insurance shall be placed with solvent and responsible companies reasonably satisfactory to the Landlord and licensed or authorized to do business in the State of New York, and the policies shall provide that they may not be cancelled without 30 days' prior notice in writing to the Landlord.

               8. Movement of all workers and materials shall only be done at the direction, the times and in the manner designated by Landlord in its reasonable judgment consistently applied in accordance with the Building's alteration procedures. Landlord agrees that it shall enforce such alteration procedures in a non-discriminatory manner as against Tenant.

               9. If drawings were required by Landlord to perform an alteration, Tenant will promptly upon the completion of an alteration deliver to Landlord final complete and updated architectural drawings of any alterations Tenant has performed or caused to be performed in the demised premises, and (a) if any alterations by Tenant are then proposed or in progress, Tenant's drawings and specifications, if any, for such alterations and (b) if any alterations by Landlord for Tenant were performed or are then proposed or in progress, the record drawings

          (together with drawings showing changes thereto made by Tenant) if any, or the drawings and specifications, if any, as the case may be, for such alterations, in Tenant's possession.

          6.02. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after notice of such filing, by payment, filing of the bond required by law or otherwise.

          6.03. All alterations, installations, additions and improvements made and installed by Landlord, at its expense, or by Tenant at Landlord's expense, including, without limitation, all work referred to in Article 42 hereof, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term; provided, however, that Tenant shall have the right to remove such items during the term of this Lease if such removal is in connection with alterations to the demised premises which are approved by Landlord pursuant to the terms of this
Article 6.

          6.04. (i) All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building including, without limitation, "TENANT'S WORK", as defined in Article 42 hereof, (ii) any so-called "RAISED FLOORING" and (iii) any supplementary air conditioning units, including any distribution system associated therewith, shall become the property of Landlord at the end of the Term, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term (and shall not be removed prior thereto without Landlord's written consent), except that Landlord shall have the right to serve notice (the "Removal Notice") upon Tenant given at the time that Landlord provides consent to the plans and specifications for the alteration in question, that any of such alterations, installations, additions and improvements, which constitute "SPECIALTY ALTERATIONS," as such term is hereinafter defined, shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the demised premises to its original condition, ordinary wear and tear and casualty excepted, and repair any damage to the demised premises or the Building due to such removal. Landlord shall have waived its right to give the Removal Notice with respect to such alteration if Landlord fails to give same together with Landlord's consent to such alteration. For purposes hereof, "SPECIALTY ALTERATIONS" shall mean improvements, installations, alterations or additions which, in Landlord's reasonable judgment, are not standard for general and executive office tenants in a first class office building, such as, for example, interior elevators, vaults, atriums, auditoriums, but expressly excluding staircases and the slab cuts therefor, raised flooring, kitchens and related food preparation and storage areas, and private dining rooms, cafeterias or bathrooms. Notwithstanding anything to the contrary contained in this Section 6.04, in no event shall Tenant be obligated to remove any items which would otherwise constitute Specialty Alterations and which are located in the demised premises as of the date of this Lease.

          6.05. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures (exclusive of raised flooring), but including, without limitation, murals, business machines and equipment, counters, screens, grille work, cages, partitions, metal railings, closets, free standing lighting fixtures and equipment, drinking fountains, and any other moveable property not connected to the demised premises or the Building's systems and removable without damage to the Building shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the Term. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the Term, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord. Notwithstanding the foregoing, Landlord shall not require
Tenant to remove, or require Tenant to restore the demised premises to its condition prior to the making of, any improvements constituting an ordinary office installation which is normal and customary in layout, design and size, provided Tenant has maintained the same in good order and repair, subject to ordinary wear and tear.

          6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 hereof (herein in this Section
6.06 called the "PROPERTY") are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property (which damage is not caused by Landlord's negligence or willful misconduct, or the negligence or willful misconduct of Landlord's agents, employees or servants and provided Landlord acts in a reasonably prudent fashion in removing any such property) Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's reasonable cost in repairing such damage. This obligation shall survive any termination of this Lease.

          6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $25,000, and of the cost thereof for a period of three (3) years. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.


                                      ARTICLE 7

                                       REPAIRS

          7.01. Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission (where this Lease imposes a duty to act), occupancy in violation of the terms, provisions or conditions of this Lease, or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Notwithstanding the foregoing to the contrary, Tenant shall be required to make structural repairs to the demised premises only to the extent that the need for such repairs is necessitated by the negligence of Tenant or its contractors, agents, or employees or invitees or by the use of the demised premises in violation of this Lease or in a manner contrary to the purposes for which same are leased to Tenant. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. Any repairs to the Building structure, portions of the Building outside the demised premises and the facilities and systems of the Building for which Tenant is responsible shall be performed by Landlord at Tenant's commercially reasonable expense. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the commercially reasonable expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after rendition of a bill therefor.

          The exterior walls of the Building, the portions of any window sills outside the windows and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building (without limitation to its existing obligations).

          7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot of area which such floor was designed to carry as set forth below. The floors of the Building are designed for the following superimposed loading:

          Live Load                50 pounds per square foot
          Partitions               12 pounds per square foot
          Suspended Ceiling
           & Mechanical            13 pounds per square foot
                                   -------------------------
          Total Tenant Load        75 pounds per square foot

Landlord agrees that Tenant may reinforce floor loads in the demised premises provided that same is performed in accordance with the terms of this Lease including without limitation Article 6 hereof and provided further that such reinforcement of floors within the demised premises is deemed reasonably necessary by Tenant's engineers or architect and such reinforcement remains within the cubic area of the demised premises.

          7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building, in their reasonable judgment, shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such objectionable vibration or noise, or prevent transmission of such objectionable cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same first-class nature as the Building in the midtown area of the Borough of Manhattan.

          7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis, unless Tenant is willing to reimburse Landlord for the difference between the normal, full-time pay basis and overtime or premium pay basis and the performance of same on such overtime or premium pay basis is available and reasonably practicable, provided, however, that (i) in cases where there is work of a disruptive nature such as demolition, core drilling and similar work lasting for more than an insignificant period of time or a material interference with Tenant's business or the health or safety of the occupants of the demised premises are adversely affected or (ii) if an owner of a first-class office building in Manhattan would customarily perform the nature of the work involved on an overtime or premium pay basis, then Tenant will not be obligated to pay for such work on an overtime or premium pay basis if Tenant requested such work to be performed on an overtime or premium pay basis (unless such work was necessitated by an improper act or omission of Tenant). The provisions of the proviso clause in the immediately preceding sentence are hereinafter called the "OVERTIME PROVISO". All repairs made by Landlord in the demised premises pursuant to the provisions of this Article 7 shall be performed in a good and workmanlike manner and all replacements made by Landlord in the demised premises pursuant to the provisions of this Article 7 shall be at least equal in quality and class to the original work or installation.

          7.05. Landlord will operate the Building in such a manner as is consistent with the maintenance and repair standards of first-class office buildings with retail space similar to the Building and located in the midtown area of the Borough of Manhattan. To the extent that same shall affect Tenant's use and enjoyment of the demised premises and/or the Building as a first-class office building in midtown Manhattan, Landlord, at Landlord's cost and expense subject to recoupment as part of Expenses, shall maintain in good order and repair the common Building facilities, the roof, the structural components and exterior of the Building and the structural components of the demised premises, as well as the mechanical, plumbing, electrical and HVAC systems to the point of entry to the demised premises in a manner which is consistent with the maintenance standard for other first-class buildings in the midtown area of the Borough of Manhattan similar to the Building and Landlord shall make all repairs and replacements to the Building (as opposed to the demised premises) necessary to Tenant's use of the demised premises, except to the extent that same are the obligation of Tenant under this Lease. Landlord shall promptly remove accumulations of snow and ice from the exterior areas of the Building.

                                      ARTICLE 8

                                 REQUIREMENTS OF LAW

          8.01. (a) Tenant shall comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof; provided, however, the same relates to the demised premises (but only insofar as it relates to the demised premises and arises out of Tenant's specific manner of use of the demised premises), or if it relates to another portion of the Building, arises out of the specific manner of use and occupancy of the demised premises by Tenant. Notwithstanding the foregoing, Tenant shall not be responsible to comply with any Legal Requirements to the extent that such compliance is required (i) as a result of conditions which exist in the demised premises on the Commencement Date and which then constitute violations of Legal Requirements to the extent such Legal Requirements are in effect on the Commencement Date or
(ii) as a result of the presence on the Commencement Date of materials in the Building which as of the Commencement Date are deemed hazardous and which as of the Commencement Date are required to be removed under Legal Requirements except to the extent that Tenant shall have installed any such materials in the Building. To the best of Landlord's knowledge, as of the date hereof, there are in the demised premises no current violations of Legal Requirements applicable to the existing condition of the demised premises as of the date hereof which would adversely affect the commencement or prosecution of Tenant's Work in the demised premises. Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Without limiting the generality of the foregoing, Tenant, at Tenant's expense, shall cause the demised premises to be fully sprinklered in accordance with the requirements of the Building Code of The City of New York and all applicable rules and regulations pertaining thereto and Landlord shall connect same to the Building system. Landlord shall be responsible, at Landlord's expense, which shall be includable in Expenses unless specifically stated otherwise, for compliance with all other Legal Requirements with respect to the demised premises and the Building common areas to the extent that failure to comply affects Tenant's use of the demised premises.

                    (b) Tenant shall be obligated to perform structural work in the demised premises or work on Building HVAC, plumbing, electrical or mechanical systems, which, in either case, is required by Legal Requirements, only if such work:

                         (A) is required by reason of a condition which has been
created by or at the instance of Tenant,

                         (B) is attributable to the specific use or manner of
use to which Tenant puts the demised premises other than ordinary office use in a customary manner, or

                         (C) is required by a reason of a breach of any of
Tenant's covenants and agreements under this Lease, which remains uncured after notice by Landlord and the expiration of the applicable cure period.

In all other circumstances Landlord shall perform such structural work, and the cost thereof shall be included within Expenses pursuant to the provisions of
Article 3 hereof.

                    (c) For purposes of this Section 8.01 the phrase "TENANT'S MANNER OF USE" or "THE SPECIFIC USE" or "MANNER OF USE TO WHICH TENANT PUTS

THE DEMISED PREMISES", or any other phrase of substantially similar import shall be construed to include use of the premises as a "PUBLIC ACCOMMODATION" under the Disabilities Act, as such term is defined in Section 22.04 hereof.

          8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Legal Requirements with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

                    (a) such non-compliance shall not subject Landlord or the holder of any Superior Instrument to criminal prosecution or subject the Property to unbonded lien or sale (without limiting the application of the above, Landlord or the holder of any Superior Instrument shall be deemed subject to prosecution for a crime if Landlord (or the holder of any Superior Instrument), or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent or the holder of any Superior Instrument as an individual, is charged with a crime of any kind or degree whatever, whether by summons or otherwise);

                    (b) such non-compliance shall not be in violation of any Superior Instrument. Landlord represents that the existing Superior Instruments do not prohibit contests in accordance with this Section 8.02;

                    (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security reasonably satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance provided that the foregoing provisions of this clause (c) shall not bind the Tenant named herein unless the holder of a Superior Instrument shall require Tenant to provide security reasonably satisfactory to such holder; and

                    (d) Tenant shall promptly, diligently and continuously prosecute such contest.

          Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.


                                      ARTICLE 9

                      INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

          9.01. Tenant shall not do or permit to be done any act or thing upon or about the demised premises, which will (i) constitute an exception to the coverage of which Tenant has received notice provided under Landlord's applicable insurance policies, (ii) invalidate, or (iii) be in conflict with the policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property; but nothing in this Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in Article 5 hereof. Notwithstanding anything contained in this Section 9.01 to the contrary, Tenant shall not incur any liability for any act or thing done upon or about the demised premises which may invalidate or be in conflict with or result in the assertion of any defense by the Landlord's or the Building's insurer if such act or thing done would not have resulted in the same under a customary form of commercial insurance policy which, pursuant to custom and practice, is generally maintained in first-class buildings similar to the Building in the midtown area of the Borough of Manhattan.

          9.02. If, as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of "ALL RISK" or other type of insurance maintained by Landlord on the Building and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of such insurance premiums so caused; such reimbursement to be additional rent payable within twenty (20) days after demand therefor by Landlord. If such increase shall have resulted from any act or omission or breach of lease by another tenant or tenants of the Building which is comparable to Tenant's act or omission, then the amount of such increase shall be apportioned among Tenant and all such other tenants. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "MAKE-UP" of rates for the Building or demised premises issued by the body making fire insurance rates or established by insurance carrier providing coverage for the Building or demised premises, shall be conclusive evidence of the facts stated therein including the items and charges taken into consideration in fixing the "ALL RISK" insurance rate then applicable to the Building or demised premises.

          9.03. Landlord, HRO International, Ltd. or their agents, servants or employees shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or resulting from dampness or resulting from any other cause of whatsoever nature, unless (but only to the extent) any of the foregoing shall be caused by or due to the negligence or wilful misconduct of Landlord, HRO International, Ltd., or their respective agents, servants or employees. Notwithstanding the preceding provisions of this Section 9.03, Tenant covenants and agrees that (i) any rights of Tenant to make a claim against Landlord, HRO International Ltd. or their agents, servants or employees as contemplated herein shall be subject to the waiver of subrogation provisions set forth in
Article 9.08 of this Lease, and (ii) in no event shall Tenant be entitled to make a claim for consequential damages or indirect or special damages in the nature of consequential damages pursuant to this Section 9.03.

          9.04.     Intentionally omitted.

          9.05. Tenant shall reimburse Landlord and HRO International, Ltd. for all expenses, damages or fines incurred or suffered by Landlord or HRO International Ltd. by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Tenant's liability for such expenses, damages or fines shall be limited to those caused by any of the reasons set forth in the immediately preceding sentence, and Tenant shall not be liable hereunder for any consequential, indirect or special damages. Nothing contained in this Section
9.05 shall be deemed a waiver of Landlord's rights to claim against Tenant for damages of any nature that Landlord shall prove at law as a result of Tenant's holding over in the demised premises beyond the Expiration Date or any earlier cancellation or termination of this Lease except as specifically provided to the contrary herein. Tenant shall have the right, at Tenant's own cost and expense, to defend any action or proceeding brought against Landlord or HRO International, Ltd. and negotiate for settlement thereof and settle any such action or proceeding if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord or HRO International, Ltd. for expenses, damages or fines incurred or suffered by Landlord or HRO International, Ltd. Landlord and Tenant agree to cooperate in connection with the defense and settlement of any such action or proceeding. Landlord agrees that it will not settle any such action or proceeding for which Tenant is obligated to reimburse expenses, damages or fines hereunder without the prior written consent of Tenant; provided, however, that in the event Tenant shall not consent to any settlement, Tenant shall furnish such assurances as Landlord or Landlord's insurer may reasonably require as to Tenant's financial ability to satisfy any potential liability in the amount of, or larger than, the amount of such settlement.

          9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event. Landlord shall, to the extent that Landlord shall have knowledge of same, give Tenant notice in case of any fire or accident in the demised premises.

          9.07. (a) No recourse shall be had on any of Landlord's obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporation or any partner or joint venturer which shall be a partner or joint venturer in Landlord hereunder or included in the term "LANDLORD" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be a partner of joint venturer in Landlord or included in the term "LANDLORD," whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

                    (b) Subject to the provisions of Section 22.01 hereof, Tenant shall look solely to Landlord's estate and interest in the Building (including, without limitation, (i) Landlord's entire right, title and interest in the Property; (ii) the rents, issues and profits derived from the Property;
(iii) all consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Property, provided that Tenant shall have given Landlord notice of Tenant's claim thereto within ninety (90) days after Tenant shall have received notice of such sale or disposition; (iv) proceeds of sale received upon execution of any judgment obtained by Tenant and levy upon the Property; and (v) any available condemnation awards and insurance proceeds not used or intended to be used for the restoration of the Property) for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant hereunder.

          9.08. Each party agrees to have included in each of its property insurance policies (insuring the Building in case of Landlord, and insuring the property described in clause (y) of Section 9.09 in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the term of this lease (and subject to the payment by the other party of any additional premium levied by the insurance company for such waiver) or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its reasonable efforts to obtain the same from another insurance company described in Section
9.09 hereof. Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this lease to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this Section
9.08. Nothing contained in this Section 9.08 shall be deemed to relieve either party of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this lease.

          9.09. Tenant covenants and agrees to provide at its expense on or before the Commencement Date and to keep in force during the Term naming Tenant as insured and Landlord and its Agent, HRO International, Ltd., and the "GROUND LESSOR", as defined in subsection 25.05(b), or any successor in interest thereto, as additional insureds, (x) a commercial general liability insurance policy or such successor comparable form of coverage in the broadest form then available (hereinafter referred to as a "LIABILITY POLICY") written on "AN OCCURRENCE BASIS", including, without limitation, blanket contractual liability coverage, broad form property damage, independent contractor's coverage and personal injury coverage protecting Landlord, HRO International, Ltd. and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto and (y) a fire and other casualty policy (a "FIRE POLICY") insuring the full replacement value of all of the furniture, trade fixtures and other personal property of Tenant located in the demised premises against loss or damage by fire, theft and such other risks or hazards as are insurable under present and future forms of "ALL RISK" insurance policies, and (z) policy of insurance against loss or damage to the major components of the air conditioning and/or heating system, flywheels, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, such as are installed by or on behalf of Tenant in the demised premises. Such policies shall also insure against physical damage to the demised premises arising out of an accident covered thereunder; such policies are to be written by good and solvent insurance companies licensed or authorized to do business in the State of New York reasonably satisfactory to Landlord, and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then-equivalent of such rating and such policies shall be in such limits and with such maximum deductibles as Landlord may reasonably require. As of the date of this Lease, Landlord reasonably requires limits of liability under (x) the Liability Policy of $5,000,000 combined single limit per occurrence for bodily or personal injury (including death) and property damage combined; (y) under the Fire Policy equal to the value of Tenant's furniture, trade fixtures and other personal property with a deductible of no more than $5,000.00; provided, however, that Tenant agrees to waive any rights of recovery against Landlord with respect to losses payable in an amount equal to the foregoing deductible; and (z) under machinery insurance for full replacement cost of equipment with a deductible of no more than $5,000.00; provided, however, that Tenant agrees to waive any rights of recovery against Landlord with respect to losses payable in an amount equal to the foregoing deductible. Tenant will furnish Landlord with such information as Landlord may reasonably request from time to time as to the value of the items specified in clause (y) above within thirty (30) days after request therefor. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article and shall specify (i) that the portion of the total coverage of such policy that is allocated to the demised premises is in the amounts required pursuant to this Section 9.09 and (ii) any sublimits in such blanket policy and such policy shall specify, or Tenant shall furnish Landlord a written statement from the insurer under such policy that the protection afforded Tenant under any such blanket policy shall be no less than that which would have been afforded under a separate policy relating only to the demised premises. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration date of any such policy, Tenant agrees to deliver to Landlord a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled or materially changed except upon thirty (30) days' prior written notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Tenant in compliance with this Section shall not modify, reduce, limit or impair Tenant's obligations and liability under Article 38 hereof.

          9.10. Landlord shall maintain in respect of the Building during the term of this Lease property insurance covering the Building in amounts of coverage required by the first mortgagee of Landlord's interest on the leasehold estate in the Property, or, in the event that there is no such first mortgagee of such interest, then in amounts comparable to the amounts generally required by institutional fee mortgagees on first class office buildings, comparable to the Building.


                                      ARTICLE 10

                            DAMAGE BY FIRE OR OTHER CAUSE

          10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall, with reasonable dispatch after notice to it of the damage or destruction repair the damage and restore and rebuild the Building and/or the demised premises.

          10.02. If the Building or the demised premises shall be damaged or destroyed by fire or other casualty, then the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable (which shall be deemed to include lack of reasonable access to the demised premises) for the period from the date of such damage or destruction to the date the damage shall be substantially repaired or restored; provided, however, that if in Landlord's reasonable judgment such repairs would have been substantially completed at an earlier date but for Tenant's having failed to reasonably cooperate with Landlord in effecting such repair (and Landlord shall have given notice to such effect to Tenant within a reasonable period of time after Landlord shall have obtained knowledge of such situation), then the demised premises shall be deemed to have been repaired substantially on such earlier date and any reduction or abatement shall cease; and provided further, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the whole of said demised premises are made tenantable, fixed annual rent and additional rents allocable to such portion shall be payable by Tenant from the date of such occupancy; provided further, however, that Tenant shall not be deemed to be occupying the demised premises if Tenant occupies the demised premises for the purpose of installing and/or testing its equipment, including, without limitation, its telephone, telecommunications systems, computers and supplemental HVAC units.

          10.03. (a) If the Building shall be so damaged or destroyed by fire or other casualty (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable contractor designated by Landlord of more than thirty-five percent (35%) of the full insurable value of the Building immediately prior to the casualty, then Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty; provided, however, that Landlord cancels no less than seventy-five percent (75%) of the other leases then in effect for office space in the Building. Any determination as to the estimated value of any expenditure necessary to repair the Building or any portion thereof damaged by fire or other casualty shall be made by a duly qualified and licensed engineer or architect selected by Landlord, and such determination shall be subject to arbitration as provided in Article 37 hereof. In case of any damage or destruction to the demised premises mentioned in this
Article 10 which Landlord is required to repair and restore, Tenant may terminate this Lease by notice to Landlord if Landlord has not substantially completed the making of such required repairs and restorations within twelve
(12) months after the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes (as defined in Article 34 hereof). If, in the last two years of the term of the Lease, there is material damage and destruction so that more than thirty-five (35%) percent of the demised premises is destroyed, and Landlord shall not have substantially completed the repair and restoration of same within sixty (60) days after the date of such fire or casualty, then either party shall have the right to terminate this Lease by notice to the other given within fifteen (15) days after the expiration of such sixty (60) day period, provided, however that if Landlord shall have given to Tenant a notice that in the judgment of a reputable contractor or architect designated by Landlord the damage or destruction to the demised premises cannot reasonably be repaired within such sixty (60) day period, then Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after receipt of such notice from Landlord (if such thirty (30) day period shall expire earlier than the foregoing fifteen (15) day period). If in the last two years of the term of this Lease there is material damage and destruction so that more than thirty-five (35%) percent of the Building is destroyed and Landlord shall not have substantially completed the repair and restoration of same within one hundred twenty (120) days after the date of such fire or casualty and such destruction shall continue for an unreasonable period of time to have a material adverse effect on Tenant's use of the demised premises, then Tenant shall have the right to terminate this Lease by notice to Landlord given within fifteen (15) days after the expiration of such 120-day period.

               (b) Within sixty (60) days after the occurrence of any damage or destruction of the demised premises or access thereto, Landlord shall give Tenant notice of the date that, in the judgment of a reputable contractor or architect designated by Landlord, it estimates Landlord shall be able to substantially complete the required repairs and restorations (the "Anticipated Completion Date") subject to delays for Force Majeure Causes. If the Anticipated Completion Date shall be after the date which is twelve (12) months after the date of such damage or destruction, then Tenant shall have the right, within thirty (30) days after the notice of the Anticipated Completion Date is given, to terminate this Lease by giving ten (10) business days' notice of such termination to Landlord, and on the date occurring ten (10) business days after the giving of such notice, this Lease will terminate as if such date were the Expiration Date specified herein. If Tenant does not give such termination notice within said thirty-day period, then the expiration of the twelve (12) month restoration and repair period provided for in Section 10.03(a) hereof shall automatically be deemed extended to the Anticipated Completion Date. In the event Landlord has performed its obligations but the restoration is not completed on the Anticipated Completion Date (as extended for Force Majeure Causes but not exceeding three (3) months), Tenant's sole remedy shall be the termination right provided in Section 10.03(a) hereof; provided, however, that if the "Anticipated Completion Date" (as such term is hereinafter defined) shall be a date occurring after the expiration of such twelve (12) month restoration and repair period and Tenant shall not have exercised its termination rights set forth in Section l0.03(b) hereof, then such twelve (12) month restoration and repair period shall be extended until the occurrence of the Anticipated Completion Date in accordance with the provisions of Section l0.03(b).

          10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

          10.05. Landlord will not carry separate insurance of any kind on Tenant's property (including, without limitation, any property of the Tenant which shall become the property of Landlord as provided in Article 6 hereof), and, except as provided by law or this Lease, Landlord shall not be obligated to repair any damage thereto or replace or clean the same, or any other decorations, installations, equipment or fixtures installed by or for Tenant at Tenant's expense. Tenant shall maintain such fire and casualty insurance as it deems advisable, but not less than the limits provided in clause (y) of Section
9.09 hereof. If Tenant shall fail to maintain such insurance after two (2) Business Days notice from Landlord, Landlord shall have the right (but in no way shall Landlord be obligated or in any way be adversely affected if Landlord fails or elects not to do so) to obtain insurance on Tenant's property and the cost thereof shall be additional rent under this Lease and payable by Tenant to Landlord on demand.

          10.06. The provisions of this Article 10 shall be considered an express agreement governing any case of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                      ARTICLE 11

                       ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

          11.01. Except as otherwise expressly provided in this Article 11, Tenant shall not without, in each instance, obtaining the prior consent of Landlord, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the demised premises or allow the same to be used or occupied by others or in violation of Article 5, or (c) mortgage, pledge or encumber this Lease or all or part of the demised premises in any manner by reason of any act or omission on the part of Tenant. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, for the principal purpose of transferring the leasehold estate of the Tenant hereunder or of such subtenant shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iii) a material modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord (other than modifications consisting of changes in mere ministerial or administrative provisions of such sublease) shall be deemed a new sublease. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, shall have violated the provisions of this Section
11.01. The consent of Landlord shall not be required to the use and occupancy of the demised premises by the Affiliates of the named Tenant or by one or more other Affiliates of the named Tenant herein simultaneously with the use and occupancy of the demised premises by the named Tenant, provided that (i) Tenant shall notify Landlord in writing of any such other Affiliates who intend to occupy the demised premises at least ten (10) Business Days prior to the commencement of such occupancy, and, within ten (10) Business Days after written request from Landlord, Tenant shall furnish Landlord with reasonable evidence of such other Affiliate relationship, and (ii) such permission with respect to any such Affiliates shall cease (and the provisions of this Article 11 shall become applicable) upon the earlier to occur of (X) the date such Affiliate relationship shall cease, or (Y) the date the named Tenant ceases to occupy the demised premises. If the provisions of this Article 11 shall become applicable to any such occupancy by an Affiliate of Tenant described in the immediately preceding sentence by reason of the cessation of the Affiliate relationship, then Landlord agrees not to unreasonably withhold its consent to a subletting of a portion of the demised premises to such party provided such subletting complies with all of the provisions of Section 11.05 hereof (and such party shall be deemed to have satisfied the requirement in subsection 11.05(c) hereof that the nature and character of the proposed subtenant or assignee be reputable). Landlord hereby consents to a sublease of a portion of the demised premises not exceeding 5,000 rentable square feet to W&D Securities, Inc.

          11.02. The provisions of clauses (a) and (b) of Section 11.01 hereof shall not apply to transactions entered into by Tenant with a corporation or partnership into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets (and partnership interests if a partnership), are transferred, or with any corporation or partnership (hereinafter called "TENANT'S AFFILIATE") which controls, is controlled by or is under common control with, the Tenant named herein or if Tenant is a partnership, with a successor partnership, provided (a) such merger, consolidation or transfer of assets or other transaction is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (b) the assignee or successor entity has a net worth computed in accordance with generally accepted accounting principles, consistently applied, at least equal to or in excess of twenty (20) times the then-current fixed annual rent under this Lease, which shall be evidenced by written documentation reasonably satisfactory to Landlord (hereinafter called the "NET WORTH DOCUMENTATION"). For purposes of this Section 11.02, the term "CONTROL" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of at least fifty percent (50%) of all the general or other partnership (or similar) interests therein.

          11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to Section 11.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Section 11.02 Tenant or its successor shall have delivered to Landlord Net Worth Documentation evidencing the net worth to be at least equal to or in excess of twenty (20) times the then-current fixed annual rent due hereunder as computed in accordance with generally accepted accounting principles consistently applied. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the fixed annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

          11.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Lease of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

          11.05. In the event Landlord does not exercise its options pursuant to Section 11.06 hereof to terminate this lease and provided that Tenant is not then in default of any of Tenant's obligations under this Lease beyond any applicable notice and opportunity to cure period, if any, Landlord's consent (which must be in writing) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that the following conditions are substantially complied with:

                    (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably required by Landlord (i.e., audited financial statements prepared by a certified public accountant for the last full prior fiscal year and unaudited interim statements for the then-current fiscal year) and the proposed term of the sublease or assignment agreement (provided that Tenant shall submit an executed counterpart of such sublease or assignment agreement within five (5) business days after the effective date thereof);

                    (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is reasonably sufficient to fulfill its financial and other obligations under the sublease or assignment, as the case may be, considering the responsibilities involved;

                    (c) The business or activities of the proposed subtenant or assignee and its intended use of the demised premises are permitted by
Article 5 of this Lease;

                    (d) If Landlord then has, or will have within four (4) months after the Effective Date, as defined in Section 11.06 hereof, comparable space for a comparable term available for leasing in the Building, the proposed subtenant or assignee (or any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant if such transaction with such affiliated entity shall be for the purpose of circumventing the rights of Landlord under this subsection 11.05(d)), is not then an occupant of any part of the Building or a party who was engaged in active negotiations with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building at any time during the four (4) months immediately preceding Tenant's request for Landlord's consent;

                    (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant (or such assignee or subtenant);

                    (f) Each assignment or sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee of the Tenant named herein, as the case may be (and the assignee or undertenant of such assignee or subtenant), may have the right to further assign or sublet all or part of the demised premises only in accordance with the terms, covenants and conditions of this Lease, including, without limitation, this
Article 11, and such subtenant or assignee shall be bound by the obligations of Tenant under this Article 11, and be subject to the rights of Landlord under this Article 11, as if such subtenant or assignee were the Tenant hereunder, and any further assignee or undertenant shall not have the right to further assign or sublet all or a part of the demised premises, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent due hereunder; and (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant:

                    (g) Tenant shall together with requesting Landlord's consent hereunder have paid Landlord any reasonable out-of-pocket costs incurred by Landlord to review the requested consent including any reasonable attorney's fees so incurred by Landlord;

                    (h) The proposed subtenant or assignee is not (i) a retail bank or trust company, safe deposit business, savings and loan association or loan company servicing the general public; (ii) employment or recruitment agency; (iii) school, college, university or educational institution whether or not for profit; or (iv) a government or any subdivision or agency thereof;

                    (i) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be reasonable and suitable for renting purposes;

                    (j) Tenant shall not advertise such assignment or subletting at a rental rate which is below the effective rental rate then being charged by Landlord at the time for similar space then available in the Building (after considering all Landlord concessions and free rent periods), but nothing herein shall prevent Tenant from consummating such assignment or subletting at such lower rental rate;

                    (k) The proposed assignment or sublease shall provide that it is subject to the Landlord's rights under Section 11.06 hereof. Tenant shall have complied with the provisions of said Section 11.06 and Landlord shall not have made any of the elections provided for therein; and

                    (l) In the case of a proposed assignment or a subletting of all or substantially all of the demised premises, the aggregate financial value to Tenant of the financial components of such proposed assignment or such proposed sublease shall be equal to at least 95% of the Proposed Assignment Components or the Proposed Rent Rate, as the case may be, set forth in Tenant's First Offer Notice, as such terms are defined in Section
11.06 hereof. If the provisions of this clause (l) are not satisfied, then Tenant's request for consent hereunder shall be deemed an offer from Tenant to Landlord as to which Landlord shall again have all the rights set forth in
Section 11.06 hereof.

          11.06. Should Tenant desire to assign this Lease or to sublet all or substantially all of the demised premises for a term ending within the "RECAPTURE PERIOD", as hereinafter defined (other than by an assignment or sublease permitted by Section 11.02 hereof), Tenant shall, no later than thirty (30) days prior to the proposed effective date thereof (hereinafter called the "EFFECTIVE DATE") deliver to Landlord notice thereof (herein called "TENANT'S FIRST OFFER NOTICE") which notice shall set forth the Effective Date and in the case of a proposed subletting of all or substantially all of the demised premises, the following items: the rents, work contributions, if any, periods of rent free occupancy, if any, the purchase price of Tenant's fixtures, furniture and equipment and all other financial terms pursuant to which Tenant is willing to enter into a sublease with a third party. The amount of such rents less (1) the monetary value of any such work contributions, periods of free rent and other tenant concessions and (2) the amount of "TENANT'S COSTS", as hereinafter defined, which are, or are reasonably anticipated to be, incurred in connection with such proposed assignment is hereinafter called the "PROPOSED RENT RATE". In the case of an assignment, Tenant's First Offer Notice shall set forth Tenant's intention to assign this Lease in whole and all financial and other material terms of the assignment, including deduction of the amount of "TENANT'S COSTS", as hereinafter defined, which are, or are reasonably anticipated to be, incurred in connection with such proposed assignment (herein collectively called the "PROPOSED ASSIGNMENT COMPONENTS"). For purposes hereof, the "RECAPTURE PERIOD" shall mean the eighteen (18) month period immediately preceding the Expiration Date. Landlord shall then have the right to elect by notice to Tenant given within ten (10) business days after delivery of Tenant's First Offer Notice to terminate this Lease as of the Effective Date as if it were the Expiration Date set forth herein, with respect to a proposed assignment of this Lease or with respect to a proposed subletting of substantially the entire demised premises. In the event that Landlord fails to exercise its option under this Section 11.06 and Tenant fails to execute and deliver an assignment or sublease within two hundred forty (240) days after Tenant's submission of Tenant's First Offer Notice to Landlord under this Section 11.06, then in such event Tenant shall again comply with all the provisions of this Section 11.06 before assigning this Lease or subletting all or substantially all of the demised premises.

               11.07. In connection with any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as additional rent, 50% of the following amounts:

                    (a) in the case of an assignment, an amount (herein called "ASSIGNMENT PROFIT") equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); after deducting therefrom the amount of "TENANT'S COST," as hereinafter defined; and

                    (b) in the case of a sublease, an amount (herein called "SUBLEASE PROFIT") equal to any rents, additional charges or other consideration paid under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent and other consideration accruing during the term of the sublease in respect of the subleased space pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or furnishings, or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, which net unamortized amount shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease [each such monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this lease]); after deducting therefrom the amount of "TENANT'S COST," as hereinafter defined.

                    (c) For purposes of this Section 11.07, the term "TENANT'S COST" shall mean the reasonable expenses actually incurred by Tenant in connection with the assignment and subletting in question for gains and transfer taxes, brokerage commissions, advertising expenses, attorneys' fees, any commercially reasonable rent credit or concession or work allowance and any tenant work performed by Tenant at its expense in connection with such assignment or subletting, any reasonable lease takeover obligations, any payments made to Landlord pursuant to Section 11.05 hereof, and any reasonable promotional expenses incurred by Tenant in connection with such sublease or assignment based on bills, receipts or other evidence of such costs reasonably satisfactory to Landlord.

                    (d) The sums payable under this Section 11.07 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

          11.08. In the case of a proposed assignment of this Lease or a proposed subletting as to which Landlord shall exercise its termination right pursuant to Section 11.06 hereof, Landlord shall pay to Tenant, as and when Tenant would have received same but for Landlord's exercise of its option, one-half of the amount equal to 95% of any Assignment Profit or Sublease Profit which Tenant would have received if the transaction set forth in Tenant's First Offer Notice had been consummated.

                                   ARTICLE 12

                               PARTNERSHIP TENANT

          12.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and/or as co-partners of a partnership) pursuant to this article (any such Partnership and such persons are referred to in this section as "PARTNERSHIP TENANT"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the general partners comprising Partnership Tenant shall be joint and several, (b) each of the general partners comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the demised premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the general partners comprising Partnership Tenant, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant pursuant to the provisions of this Lease shall be binding upon Partnership Tenant and all such general partners, (d) if Partnership Tenant shall admit new general partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (e) upon request from Landlord, Partnership Tenant shall deliver to Landlord a list of all partners together with their current addresses.

                                   ARTICLE 13

                         ADJACENT EXCAVATION - SHORING

          13.01. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises upon reasonable prior notice for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent, provided (i) neither Tenant's access to the demised premises nor the services required to be furnished to Tenant are permanently and adversely affected thereby, and (ii) the person causing or authorized to cause such excavation shall use reasonable efforts to conduct any entry into the demised premises permitted under this Section 13.01 and any work performed by such person under this Section 13.01 in a manner so as to minimize, to the extent such person is reasonably able, interference with the reasonable operations of Tenant's business.

                                   ARTICLE 14

                                  CONDEMNATION

          14.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereof and additional rents under Article 3 hereof shall be reduced by the amounts allocable to the part of the demised premises so taken or condemned. In the event that only a part of the Building shall be so condemned or taken and provided the part so taken constitutes thirty-five (35%) percent or more of the Building and Landlord cancels no less than 75% of other leases then in effect for office space in the Building, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises (twenty-five percent (25%) or more) or shall not leave a reasonable means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty
(30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under Article 3 shall be abated to the extent hereinbefore provided in this Article 14.

          14.02. In the event of termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date and any prepaid rent or additional rent shall be refunded.

          14.03. Except as provided in Section 14.06, in the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and agrees that it shall not be entitled to receive any part of such award; provided, however, that Tenant shall be entitled to make a separate claim for its trade fixtures, furniture and moving expenses.

          14.04. Subject to Section 14.05 hereof, in the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

          14.05. In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under Article 3 shall be adjusted in the same manner as is provided in Section 14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

          14.06. If the whole or any part of the demised premises shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy, the foregoing provisions of this Article shall not apply and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of fixed annual rent and all additional rent and other charges payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire amount of the condemnation proceeds (after deducting Landlord's reasonable costs and expenses, if any, in obtaining same as contemplated herein) (the "NET PROCEEDS") made for such temporary taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the termination of this Lease, in which case the net proceeds shall be apportioned between Landlord and Tenant upon receipt thereof as of the date of termination of this Lease. Tenant shall, upon expiration of any such period of temporary use or occupancy during the term of this Lease, restore the demised premises, as nearly as may be reasonably practicable, to the condition in which the same were immediately prior to such taking. Any portion of the net condemnation proceeds received by Tenant as compensation for the cost of restoration of the demised premises shall, if such period of temporary use or occupancy shall extend beyond the Term, be paid to Landlord on the date of termination of this Lease to the extent not theretofore disbursed by Tenant in connection with restoration of the demised premises. If such temporary condemnation lasts for a period greater than eighteen (18) months, Tenant shall have the option to terminate this Lease by notice to Landlord, which termination shall be effective upon such notice.

                                   ARTICLE 15

                      ACCESS TO DEMISED PREMISES; CHANGES

          15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises; provided, further, that if installed adjacent thereto, they shall be completely furred at points immediately adjacent to partitioning, columns or ceiling, and that when the installation of such pipes, ducts or conduits shall be completed, such pipes, ducts or conduits shall not reduce the usable area of the demised premises except to an insignificant degree. Landlord shall, to the extent practicable, install such pipes, ducts and conduits by such methods and at such locations as will not interfere with or impair Tenant's layout or use of the demised premises, except to an insignificant degree. Landlord or its agents or designees shall have the right, but only upon reasonable notice (which may be oral) to Tenant or any authorized employee of Tenant at the demised premises (except in emergency circumstances), to enter the demised premises, during business hours, (a) for the making of such repairs or alterations as Landlord may reasonably deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and Landlord shall endeavor to give at least 24-hour advance notice thereof, if practicable under the circumstances, and (b) for the purpose of inspecting them or exhibiting them to existing or prospective purchasers, mortgagees or lessees of all of the Land, Building or Property or to prospective assignees, agents or designees of any such parties; provided, however, that if Tenant has any specific reasonable security requirements, Landlord shall be required to abide by them (including the designation of a "SECURITY ZONE" with limited access provided that Tenant shall have given Landlord prior written notice of such requirements and further subject to the provisions of Section 15.06 hereof). Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned and shall remove the same at the end of the day or store same in the demised premises for a period not in excess of 24 hours, in the event that such 24-hour storage shall not unreasonably interfere with the conduct of Tenant's business in the demised premises without the same constituting an actual or constructive eviction of Tenant in whole or in part, and the rent reserved hereunder shall not abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis, unless Tenant is willing to reimburse Landlord for the difference between the normal full-time pay basis and overtime or premium pay basis and the performance of same on such overtime or premium pay basis is available and reasonably practicable, subject to the Overtime Proviso.

          15.02. Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building or the demised premises shall not be materially adversely affected and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

          15.03. Landlord may, during the twelve (12) months prior to expiration of the Term, exhibit the demised premises to prospective tenants upon reasonable prior notice to Tenant which need not be in writing.

          15.04. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to the demised premises and Tenant's property) and without in any manner affecting the obligations and covenants of this Lease. Landlord will take reasonable steps to secure the demised premises after any such entry and to promptly notify Tenant of the same.

          15.05. Landlord, HRO International, Ltd. or their agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is (i) broken, or (ii) temporarily closed, darkened or bricked-up for any reasonable purpose, except only Landlord's arbitrary acts or (iii) permanently closed, darkened or bricked-up if required by any Legal Requirement and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction.

          15.06. Landlord acknowledges that by virtue of the nature of Tenant's business, Tenant may, by reason of certain security and confidentiality requirements, designate certain portions of the demised premises to be locked and inaccessible to persons unauthorized by Tenant ("SECURED AREAS"). Landlord therefore agrees that except in cases of emergency and for routine maintenance normally performed on a scheduled basis with reasonable advance notice to Tenant (which may be oral), Landlord shall, notwithstanding anything to the contrary contained herein, have no right of access to the Secured Areas, provided that (i) Tenant shall deliver floor plans of the demised premises designating the Secured Areas, (ii) such designation shall be reasonable in light of Tenant's business and shall be subject to Landlord's prior written approval, not to be unreasonably withheld or delayed, and (iii) Landlord shall have no liability for providing cleaning services to the Secured Areas or any other service that requires access to the Secured Areas unless Tenant shall provide Landlord with such access to the Secured Areas for purposes of providing cleaning services at those times that Landlord shall reasonably designate in accordance with Landlord's ordinary cleaning schedule.

                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

          16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or if a petition shall be filed by or against Tenant under any provisions of the United States Bankruptcy Act or under the provisions of any other bankruptcy or insolvency law or any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, or
(b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days (provided such period shall be extended an additional 120 days if (i) Tenant is current on all rent obligations and (ii) Tenant is diligently and continuously contesting same), give Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 18.

          16.02. This Lease and the term and estate hereby granted are subject to the limitation that:

                    (a) whenever Tenant shall fail to pay any installment of fixed annual rent or any additional rent or any other charge payable by Tenant to Landlord, on the day the same is due and payable pursuant to the terms hereof, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default, or

                    (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuation of the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

                    (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or

                    (d) whenever Tenant shall abandon the demised premises (unless as a result of a casualty), or

                    (e) whenever in case any other lease in the Building held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder, or

                    (f) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Sections 5.01, 5.02 or 5.04 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within three (3) Business Days after Landlord shall have given Tenant a notice specifying the same, or in the case of such a default, the cure of which requires affirmative action and not simply the ceasing of the objectionable activity, and such cure by affirmative action cannot be completed within such three (3) Business Day period and the continuation of the period required for such cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said three (3) Business Day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said three (3) Business Day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice to Landlord as shall reasonably be necessary, then in any of said cases set forth in the foregoing subsections (a), (b), (c), (d), (e) and (f), Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

          16.03. (a) If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within thirty (30) days after such disaffirmance or rejection shall (a) pay to Landlord all fixed annual rent and additional rent then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new Lease as lessee with Landlord of the demised premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such Lease provided, at the same fixed annual rent and additional rent and upon the then-executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new Lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (ii) such new Lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new Lease shall require the lessee to pay all additional rent which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new Lease within ten (10) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new Lease and such new Lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

                    (b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this Lease in disregard of the restrictions contained in
Article 11 hereof (or if this Lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including
(a) of the source of payment of rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year's fixed annual rent then reserved hereunder, plus an amount equal to all additional rent payable under Article 3 for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, with interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the fixed annual rent reserved hereunder, plus all additional rent for the preceding calendar year as aforesaid and (b) that the use of the demised premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the demised premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant's property in the demised premises, and (c) gains and transfer taxes shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. If Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C.
Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty
(20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

          16.04. If at any time Tenant shall have paid, within the applicable grace periods contained in this Lease, any sum of money claimed by Landlord to be due from Tenant hereunder and shall have accompanied such payment with a written reservation of rights under this Section 16.04 with respect thereto together with a brief statement of the reason for such reservation, Tenant, provided it does so within thirty
(30) days after so paying any such sum, shall have the right (i) to give notice to Landlord of any dispute Tenant shall have with respect to the sum so paid which notice shall set forth the particulars of such dispute and (ii) if such dispute shall not have been resolved within sixty (60) days after such notice, to institute an appropriate judicial action or proceeding (or an arbitration proceeding, in any instance where arbitration is expressly provided for by the express provisions of this Lease) for the recovery of such disputed sum, or any part thereof which Tenant shall have paid. If it shall be finally judicially determined by judicial decision from which the time to appeal shall have expired (or by final determination of the arbitrator, as the case may be) that there shall have been no obligation on the part of Tenant to pay such disputed sum, or any part thereof, Landlord shall promptly repay to Tenant any such sum or so much thereof as Tenant shall not have been required to pay under the provisions of this Lease.

                                      ARTICLE 17

                           RE-ENTRY BY LANDLORD; INJUNCTION

          17.01. If Tenant shall fail to pay any installment of fixed annual rent, or of any additional rent, or any other charge payable by Tenant to Landlord on the date the same is due and payable, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall terminate as in
Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom. The word re-enter, as herein used, is not restricted to its technical legal meaning.

          17.02. In the event of a breach or threatened breach by Landlord or Tenant of any of its obligations under this Lease, Landlord or Tenant shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

          17.03.    If this Lease shall terminate under the provisions of
Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, then (a) Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18, and (b) Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

          17.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                  ARTICLE 18

                                   DAMAGES

          18.01.    If this Lease is terminated under the provisions of
Article 16, or if Landlord shall re-enter the demised premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as liquidated damages, at the election of Landlord, either

                    (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of the amount computed under clause (l) below in excess of the amount computed under clause (2) below discounted to the then present value using a discount rate of the then current Federal five (5) year Treasury Note:

               (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Real Estate Taxes and Expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three (3) years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

               (2) the aggregate rental value of the demised premises for the same period, or

                    (b) sums equal to the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the reasonable expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the reasonable and customary expenses of re-letting, including altering and preparing the demised premises for new tenants, reasonable brokers' commissions, reasonable legal fees, and all other reasonable expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder for the period of such re-letting, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent payable pursuant to such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

          18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

          18.03. In the event of the termination of this Lease, for purposes of computing damages hereunder, damages shall be increased to include the pro rata portion of the initial abatement of rentals as provided in Section l.05 hereof allocable to the remaining balance of the Term prorated over the Term.

          18.04. In addition, if this Lease is terminated under the provisions of Article 16 hereof, or if Landlord shall, reenter the demised premises under the provisions of Article 17 hereof, Tenant agrees that within thirty (30) days following such re-entry:

                    (a) the demised premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

                    (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any alterations or for restoring or rebuilding the demised premises or the Building, or any part thereof; and

                    (c) for the breach of any covenant of Tenant set forth above in this Section 18.04, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as reasonably estimated by an independent contractor selected by Landlord).

                                      ARTICLE 19

                   LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

          19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case if Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any reasonable expenditures or incurs any obligations (reasonable where voluntarily incurred) for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days after rendition of a bill to Tenant therefor. The provisions of this Article 19 shall survive the expiration or other termination of this Lease.

          19.02 In the event Landlord shall default in the performance of any obligation of Landlord under this Lease to perform any service to or make any repair or alteration in the demised premises and such default shall continue for a period in excess of thirty (30) days following the giving of written notice by Tenant to Landlord (or, (A) if such default is of a nature that it cannot reasonably be cured within such 30-day period, if Landlord shall fail to commence the cure within such 30-day period and thereafter diligently pursue such cure to completion or (B) if such default is of an emergency nature, then such thirty (30) day period shall be reduced to a reasonable period given the circumstances of the default), and if such default shall materially impair Tenant's ability to use the demised premises for the conduct of its business, then, to the extent (and only to the extent) that such default can be cured by the performance of work entirely within the demised premises which is of a scope that the performance of such work by Tenant would not affect the structural elements of the Building or any portion of any Building system outside the demised premises, Tenant may perform such work on Landlord's behalf on condition that Tenant shall have given Landlord at least ten (10) days prior notice (which may be incorporated into Tenant's original thirty (30) day notice) of its intent to do so and Landlord's failure thereafter to cure or initiate the cure of such default provided, however, that if such default is of an emergency nature, then such ten (10) day notice period shall be reduced to a reasonable period given the circumstances of the default. Any such work performed by Tenant shall be performed in accordance with and subject to all of the terms, covenants and conditions of this Lease except that Landlord's consent to Tenant's plans and specifications for such work and to the contractors performing such work shall be deemed given if Landlord shall not have responded to Tenant's request therefor within three (3) business days after receipt of such request. In addition, Tenant shall perform any such work in a prudent and economical manner. Landlord shall reimburse Tenant, within thirty (30) days after delivery of an invoice therefor, for the actual out-of-pocket expenses reasonably incurred by Tenant in performing such work.


                                      ARTICLE 20

                                   QUIET ENJOYMENT

          20.01. Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant shall not be in default under this Lease after notice and the expiration of any applicable grace period of any covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant (and any person claiming by, through or under Tenant only during periods when this Lease is in full force and effect) may quietly enjoy the demised premises during the Term without hindrance by Landlord or any person claiming through or under Landlord subject however, to: (i) the obligations of this Lease, and (ii) the provisions of Article 25 hereof with respect to Superior Instruments which affect this Lease. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Property and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder and this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in the Property, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.


                                      ARTICLE 21

                                SERVICES AND EQUIPMENT

          21.01. Subject to the provisions of Section 21.05, so long as this Lease remains in effect, Landlord shall:

                    (a) Provide passenger elevator facilities on business days from 8:00 a.m. to 6:00 p.m. and shall have at least one passenger elevator servicing the demised premises subject to call at all other times in sufficient amounts to transport traffic to and from the demised premises in a reasonably timely manner. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Landlord shall provide freight elevator service to the demised premises at no charge on a first-come first-served basis (i.e., no advance scheduling) during Business Hours of Business Days. Freight elevator service shall also be provided to the demised premises on a reserved basis at all other times, upon the payment of Landlord's then established customary charges therefor which shall be additional rent hereunder. As of the date hereof, the established charge for after-hours or weekend freight elevator use is $90 per hour plus the overtime charge for supervisory labor, subject to increases from time to time based on actual increases in Landlord's costs. The use of all elevators shall be on a non-exclusive basis and shall be subject to the Rules and Regulations. In connection with Tenant's use of the freight elevators, Tenant shall have non-exclusive access to the loading bays, docks and hallways servicing the freight elevators in accordance with the Rules and Regulations.

                    (b) Maintain in good repair the Base Building air conditioning, heating and ventilating systems including without limitation the Base Building interior air-conditioning units and the fan coil units in the peripheral system serving the demised premises. Such air conditioning, heating and ventilation systems will function when seasonably required (subject to the design criteria, including occupancy and connected electric load design criteria) in accordance with the specifications annexed hereto as Schedule 0 hereof. The Base Building interior air-conditioning units shall be activated by use of a telephone dial access number which Landlord shall provide and may be activated by Tenant as required on a 24-hour, 7-day per week basis, and Tenant shall not incur additional charges in respect of the operation thereof (i) except as set forth in Article 4 hereof with respect to the electricity consumed to operate same, and (ii) except to the extent the costs of operation thereof are included within Expenses. The fan coil units in the peripheral system serving the demised premises shall be operated by Landlord when seasonably required on Business Days from 7:00AM to 6:00PM.

             Landlord has informed Tenant that the windows of the demised premises and the Building are sealed, and that the demised premises may become uninhabitable and the air therein may become unbreathable during the hours or days when the aforesaid systems do not function automatically as described herein or when Tenant does not activate the core air conditioning system or request overtime service for the perimeter zone. Any use or occupancy of the demised premises under the conditions set forth in the immediately preceding sentence shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor. Such condition of the demised premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the demised premises. Tenant shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning, heating and ventilating systems serving the demised premises and on the floor of the demised premises and subject to the provisions of Article 4 hereof, all such electric energy shall be furnished to Tenant at Tenant's cost and expense; provided however that electric to operate the perimeter fan coil system is not serviced through Tenant's direct electric meter but rather through the Building common area electric meter. If Tenant shall require air-conditioning from the Base Building interior air-conditioning units during the hours or days when the core system does not function automatically as described herein, Tenant shall have the responsibility of activating the core air-conditioning system by use of the core air-conditioning telephone system (which will be activated by use of a telephone dial access number which Landlord shall provide). If Tenant shall require overtime heating or air-conditioning service through the perimeter fan coil system at times when same is not furnished by Landlord as hereinabove set forth, the Tenant shall give Landlord reasonable advance notice thereof and Tenant shall pay therefor Landlord's then standard charge as additional rent hereunder, which is $350 per hour, as of the date hereof, subject to increases from time to time. Such charge shall be prorated among Tenant and any other tenants of the Building which shall request such overtime service during any time that Tenant shall also have requested such service.

          Landlord will at Tenant's request and at no cost to Tenant, supply condenser water sufficient to operate the supplemental air-conditioning units shown on Tenant's plans for Tenant's Work to be installed and connected to the Building system in the demised premises in accordance with the provisions of this Lease. After the completion of Tenant's Work, Tenant shall be entitled to receive additional condenser water in an amount not to exceed Tenant's Expense Share of the surplus Building condenser water allocated for tenant usage. In the event Tenant installs supplementary air-conditioning units serving the demised premises, Tenant covenants and agrees, at its sole cost and expense, to maintain in full force and effect for so long as such air-conditioning unit remains in the Building, a maintenance agreement for the periodic maintenance of such unit on customary terms with a contractor reasonably acceptable to Landlord and to furnish a copy of said contract and all extensions thereof to Landlord within ten (10) days after demand. Landlord shall perform routine testing and maintenance of such Building condenser water tower and shall give Tenant reasonable prior notice of such testing. Landlord shall cooperate with Tenant in order to schedule such testing so as to minimize material interference with the conduct of Tenant's business. In addition, Landlord shall permit Tenant to penetrate the facade of the Building for the purposes of installing louvers for supplemental air-cooled air-conditioning units installed in the demised premises provided and on condition that:

     (i) Tenant shall elect only one (l) of the two lites of glass on the north side of the Building designated on Schedule P annexed hereto to be replaced for the installation of such louvers, i.e., the easternmost or westernmost lite, and

     (ii) such installation shall be performed in accordance with the provisions of this Lease, including without limitation, Articles 6 and 42 hereof.

                    (c) (i) Provide the cleaning and janitorial services described on Schedule F annexed hereto on business days. Tenant shall pay to Landlord within twenty (20) days after demand the costs commercially reasonably incurred by Landlord for (x) extra cleaning work in the demised premises required because of (i) carelessness, misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) interior glass partitions or unusual quantity of interior glass surfaces and (iii) non-building standard materials or finishes installed by Tenant or at its request requiring above-Building standard cleaning standards or methods, and, (y) removal from the demised premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord's standard cleaning times, and (z) the use of the demised premises by Tenant other than during Business Hours on Business Days to the extent such use results in excess costs. Landlord shall only be required to provide Building-standard office cleaning services to any portions of the demised premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant agrees (subject to the following sentence), at Tenant's expense, to retain Landlord's cleaning contractor to perform such above-Building standard office cleaning services cleaning. With respect only to those supplemental cleaning services described on Schedule I annexed hereto, Tenant shall be permitted to engage a contractor selected by Tenant as may be approved by Landlord, such approval not to be unreasonably withheld or delayed (hereinafter called "TENANT'S CONTRACTOR") to perform said cleaning service, provided, however, that prior to engaging any Tenant's Cleaning Contractor, Tenant shall notify Landlord in writing of its intention to do so, which notice shall include Tenant's Cleaning Contractor's estimated charge (hereinafter called "TENANT'S BID") to Tenant for performing such service. Landlord shall, within ten (10) days after receipt of Tenant's notice, notify Tenant either that (x) Landlord elects to require Tenant to use, at Tenant's sole cost and expense, a cleaning contractor designated by Landlord to perform such service, in which event Tenant shall not be permitted to engage Tenant's Cleaning Contractor for such purpose, or (y) that Landlord consents to Tenant's use of Tenant's Cleaning Contractor for such purpose, provided, however, that Landlord shall not be permitted to proceed under clause (x) above unless the reasonable estimate of the cost to Tenant of performing such work by Landlord's contractor is less than 105% of Tenant's Bid and unless Landlord's contractor can perform such cleaning service substantially within the time period and in substantially the same manner as would Tenant's Cleaning Contractor. Landlord shall have no liability to Tenant for any security or theft problems which may arise in the demised premises as a result of the presence of Tenant's Cleaning Contractor;

                              (ii)  Landlord, its cleaning contractor and their
respective employees shall have access to the demised premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the demised premises reasonably required to clean the demised premises as required under this subsection 21.01(c).

                              (iii) Tenant shall not clean, nor require,
permit, suffer or allow any windows in the demised premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

                    (d) Furnish adequate hot water for lavatory purposes and adequate cold water for drinking, pantry and office cleaning purposes and for the functioning of the sprinkler system ("CUSTOMARY WATER"). If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the reasonable cost of the meter or meters and the installation thereof, and to pay for the reasonably necessary maintenance of said meter equipment and/or to pay Landlord's reasonable cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed in excess of Customary Water, as measured by said meter or meters or as otherwise measured, including sewer rents.

          21.02. Landlord reserves the right, except as otherwise set forth in the Lease, without any liability whatsoever, or abatement of fixed annual rent, or additional rent, to stop the heating, air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, or alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable , its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises, but Landlord shall not be obligated to employ overtime or premium labor therefor, unless Tenant is willing to reimburse Landlord for the difference between the normal full-time pay basis and overtime or premium pay basis and the performance of same on such overtime or premium pay basis is available and reasonably practicable, provided, however, that Landlord agrees that if an owner of a first-class office building in Manhattan would customarily perform the nature of the work involved on an overtime or premium pay basis, then Tenant will not be obligated to pay for such work on an overtime or premium pay basis if Tenant requested such work to be performed on an overtime or premium pay basis (unless such work was necessitated by an act or omission of Tenant), and further subject to the Overtime Proviso.

          21.03. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and maintenance work in the demised premises, provided that, with respect to Landlord's designated contractor, the quality thereof and the charges therefor are reasonably comparable to that of other similar contractors. Tenant shall not employ any other contractor without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed.

          21.04. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

          21.05. In addition to any remedies which Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies contained elsewhere in this Lease, if, after the earlier of: (i) the expiration of the Rent Abatement Period or (ii) the substantial completion of Tenant's Work, there shall be a monetary default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the demised premises any services outside of Business Hours on Business Days unless Tenant shall prepay Landlord for same; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

          21.06. Landlord shall not unreasonably withhold its consent to the installation in the demised premises by Tenant at Tenant's sole cost and expense of one or more Dwyer Units or other forms of warming pantry (which may include a microwave and refrigerator) together with a lunchroom unit provided that:

                         (a) the use thereof shall be confined to Tenant's
officers, Tenant's employees and business invitees;

                         (b) the operation thereof shall not involve the
installation of any flues or other ventilation equipment or facilities, and shall not cause any food, cooking or other odors to emanate from the demised premises to other parts of the Building; and

                         (c) Tenant shall from time to time engage such
extermination services as shall be necessary to maintain the demised premises free of rats, mice, roaches and other insects or vermin.

          2l.07.    Tenant shall have 24-hour access to the demised premises,
seven (7) days per week, subject to Force Majeure Causes and the reasonable maintenance and security procedures of Landlord at the Building. Landlord shall continue to provide concierge services in the Building substantially in the manner currently provided on business days during business hours. The Building shall be manned 24 hours per day, seven (7) days per week by such concierge or a Building security guard.

          21.08. Tenant shall be entitled to as many listings as it desires in the list of tenants of the Building retained by the Building concierge.


                                      ARTICLE 22

                                     DEFINITIONS

          22.01. The term "LANDLORD" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the holder of the tenant's interest in a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building or of the Land and Building, that the transferee or the lessee, as applicable, has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

          22.02. The term "BUSINESS DAYS" or "BUSINESS DAYS" as used in this Lease shall exclude Saturdays, Sundays and all days observed as legal holidays and defined as Public Holidays in the Official Directory of the City of New York as well as all other days recognized as holidays under applicable union contracts.

          22.03. "INTEREST RATE" shall mean a rate per annum equal to the lesser of (a) two percent (2%) above the so-called "PRIME RATE" of Republic National Bank (herein called the "PRIME RATE"), as publicly announced from time to time or if Republic National Bank shall cease to exist or cease to announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank in the City of New York having combined capital and surplus in excess of ONE HUNDRED MILLION and 00/l00 ($100,000,000) DOLLARS or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay.

          22.04. "LEGAL REQUIREMENTS" shall mean laws, statutes and ordinances including building codes and zoning regulations and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which are applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto including, without limitation, The Americans with Disabilities Act, Public Law 101-336, 42 U.S.C. Sections 12101 et seq. (herein called the "DISABILITIES ACT"), and all requirements, obligations and conditions of all instruments of record on the date of this Lease, subject, with respect to Superior Instruments, to the provisions of Article 25 hereof.

                                      ARTICLE 23

                             INVALIDITY OF ANY PROVISION

          23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.


                                      ARTICLE 24

                                      BROKERAGE

          24.01. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than Landlord's leasing agent, if any, and Newmark & Company Real Estate Inc., in connection with the consummation of this Lease. Landlord and Tenant covenant and agree to pay, hold harmless and indemnify each other from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers specifically set forth in this Section 24.01, with respect to this Lease or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with the indemnifying party or its representatives. Landlord agrees to pay to Landlord's leasing agent and Newmark & Company Real Estate Inc. such compensation, commissions or charges to which they are entitled pursuant to a separate agreement between said broker and Landlord.


                                      ARTICLE 25

                                    SUBORDINATION

          25.01. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Land or the Building and to all mortgages which may now or hereafter affect such leases, the Land or the Building, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called "SUPERIOR INSTRUMENTS"). The subordination set forth in the immediately preceding sentence shall be effective with respect to future Superior Instruments (other than Superior Interests affecting the fee interest in the Property) only on condition that the holder of such future Superior Instrument shall agree in writing with Tenant that so long as this Lease is in full force and effect and Tenant shall not be in default after the giving of any required notice and the lapse of any required grace period, such holder shall not cut off Tenant's rights under this Lease or at law or disturb Tenant's possession of the demised premises or disturb the right of possession of any persons claiming through or under Tenant during any period when this Lease is in full force and effect. Each party agrees to execute and deliver to the other party an agreement confirming same in the form customarily used by such holder within fifteen (l5) business days after request to do so provided that such form shall not contain provisions which are more onerous to Tenant than the provisions of Schedules G and H hereof. Tenant agrees that the form of Schedules G and H annexed hereto are acceptable to Tenant. If Tenant shall fail to so execute, acknowledge and return such non-disturbance agreement as above provided, then such future Superior Instrument shall be deemed to be superior to this Lease notwithstanding the fact that the holder and Tenant have not executed and exchanged a non-disturbance agreement. The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required, except as expressly provided herein.

          25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the holder of any such Superior Instrument to which this Lease is subject and subordinate or any superior purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if it were the landlord originally named in this Lease, or (ii) enter into a new lease with it for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining, including, without limitation the Rent Abatement Period. The foregoing provisions of clause (i) of this Section
25.02 shall enure to the benefit of such holder of a Superior Instrument, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such holder of a Superior Instrument, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this
Section 25.02, reasonably satisfactory to any such holder of a Superior Instrument, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

          25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall any such holder of a Superior Instrument, purchaser, assignee or lessee, as the case may be (who is not an affiliate of Landlord) whether or not it shall have succeeded to the interests of the landlord under this Lease, be

                    (a) liable for any act, omission or default of any prior landlord; provided, however that the foregoing provisions of this clause (a) shall not be deemed to exculpate any successor to the interests of Landlord from the obligation to cure any conditions in the Building which continue to give rise to default after the date such successor acquired its interest; or

                    (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord which accrued prior to the date that it acquired its interest; or

                    (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance (other than the first month's rent and additional rent paid pursuant to the escalation provisions of the Lease); or

                    (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made after it acquired its interest without its prior written approval except for any of same to be entered into pursuant to the terms of this Lease; or

                    (e) obligated to do or complete any work in the demised premises pursuant to Article 2 and the Work Agreement of this Lease or otherwise be obligated to prepare the demised premises for occupancy in accordance with the provisions of this Lease.

          25.04. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided the same do not (i) increase the fixed annual rent or additional rents payable by Tenant, (ii) reduce the term hereof,
(iii) extend the term hereof or (iv) otherwise adversely affect the rights or increase the obligations of Tenant hereunder in any material respect.

          25.05. (a) Landlord shall request that the "MORTGAGEE", as such term is defined in Article 39 hereof, enter into a non-disturbance agreement substantially in the form annexed hereto as Exhibit G, and Tenant agrees to execute such non-disturbance agreement concurrently with the execution of this Lease. Landlord shall use reasonable efforts to obtain such a non-disturbance agreement. If the Mortgagee shall fail to enter into such non-disturbance agreement within ten (10) Business Days after the date hereof, then Tenant may elect by written notice to Landlord given within fifteen (15) Business Days after the expiration of such ten (10) Business Day period, to cancel this Lease, and if the Mortgagee shall not enter into such non-disturbance agreement within ten (10) days after the giving of such notice, then this Lease shall terminate as of the expiration of such 10-day period.

                    (b) Landlord shall request that Bank of New York, successor in interest to the Irving Trust Company, Trustee under the Last Will and Testament of Harold D. Uris, Deceased, for the benefit of Ruth Uris (hereinafter called the "GROUND LESSOR"), as landlord under that certain lease dated January 26, l989 with Landlord as tenant, enter into a non-disturbance agreement substantially in the form annexed hereto as Exhibit H, and Tenant agrees to execute such non-disturbance agreement concurrently with the execution of this Lease. Landlord shall use reasonable efforts to obtain such a non-disturbance agreement. If the Ground Lessor shall fail to enter into such non-disturbance agreement within ten (10) Business Days after the date hereof, then Tenant may elect by written notice to Landlord given within fifteen (l5) Business Days after the expiration of such ten (10) Business Day period, to cancel this Lease, and if the Ground Lessor shall not enter into such non-disturbance agreement within ten (l0) days after the giving of such notice, then this Lease shall terminate as of the expiration of such ten (l0) day period.

          25.06 (a) Landlord represents that as of the date hereof the following is a comprehensive list of all Superior Instruments:

                    (i) a certain mortgage, as modified by a certain Mortgage Modification Agreement, dated as of June 20, 1991 between Mortgagee and Landlord's predecessor in interest and a further Project Loan Agreement, dated December 20, 1991 between Mortgagee and Landlord,

                    (ii) a certain ground lease dated January 26, 1989 between Ground Lessor and Landlord's predecessor in interest,

                    (iii) a certain Consolidation, Extension and Modification of Mortgages, dated as of September 9, 1986 between the Comptroller of the State of New York as Trustee of the New York State Common Retirement Fund and Ground Lessor.

                    (b) Landlord represents that as of the date hereof all the Superior Instruments are in full force and effect and Landlord has received no notices of defaults thereunder which have remained uncured beyond the applicable grace period set forth in the applicable Superior Instrument.


                                      ARTICLE 26

                                CERTIFICATE OF TENANT

          26.01. (a) Tenant shall, without charge, at any time and from time to time, within twenty (20) days after request by Landlord or the holder of a Superior Instrument, as the case may be, execute, acknowledge and deliver to Landlord, the holder of a Superior Instrument or any other person, firm or corporation specified by Landlord, a written instrument (an "ESTOPPEL CERTIFICATE") substantially in the form attached hereto as Schedule D-1 or such other form as may be reasonably required by the holder of any Superior Instrument with such changes therein as may be required in order not to make the same misleading in any material respect. Prior to taking occupancy of the demised premises, and as a condition precedent thereto, Tenant shall execute, acknowledge and deliver such an estoppel certificate to Landlord.

                    (b) Landlord agrees upon request to provide Tenant with a statement in the form annexed hereto as Schedule D-2 certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the fixed annual rent and additional rent as billed, have been paid, stating whether or not, to the best knowledge of Landlord, Tenant is in default in performance of any of its obligations under this Lease; provided, however, that Landlord shall be required to deliver an Estoppel Certificate to Tenant not more than once per l2-month period and only if such Estoppel Certificate is required in connection with a bona fide business purpose, such as a corporate reorganization or a sale of Tenant's assets or in connection with a permitted sublease or assignment, where, in any such event, estoppel certificates are customarily required from landlords by third parties having an interest in such transaction.

          26.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future Superior Instrument or by an assignment of this Lease to the holder of such Superior Instrument, and, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease (other than the right to terminate this Lease pursuant to Articles 43, 44 or 45 hereof), Tenant will not exercise such right until Tenant shall have first given written notice of such act or omission to the holder of any Superior Instrument who shall have furnished such holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), during which time such holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant further agrees not to exercise any such right (other than the right to terminate this Lease pursuant to Article 43, 44 or 45 hereof) if the holder of any such Superior Instrument commences to cure such act or omission within a reasonable time after having received notice thereof and diligently prosecutes such cure thereafter.


                                      ARTICLE 27

                       LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL

          27.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding unless failure to interpose the counterclaim would result in a waiver thereof, and failure to interpose any other such counterclaim shall not be deemed a waiver thereof.
With respect to "NON-PAYMENT PROCEEDINGS" (as hereinafter defined), Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements and court costs) incurred by Landlord in connection with such Non-Payment Proceedings (other than costs and expenses incurred by Landlord in defending any counterclaim which Tenant is permitted hereunder to raise therein as to which the provisions of the penultimate sentence of this Section 27.01 shall govern). All such amounts shall be deemed to be additional rent and shall be collectible in the same manner as provided in Section 1.02 hereof. With respect to any legal proceedings or actions other than Non-Payment Proceedings which shall be commenced by either Landlord or Tenant as a result of a breach by the other party of its covenants under this Lease, the party which shall prevail in any such proceeding or action, shall be entitled to collect from the non-prevailing party, reasonable attorneys' fees incurred by the prevailing party in any such action or proceeding. For the purposes of this Article 27, the term "NON-PAYMENT PROCEEDINGS" shall mean a summary proceeding commenced by Landlord against Tenant for non-payment of fixed annual rent or Tenant's Tax Payments or Tenant's Expense Payments.

                                      ARTICLE 28

                                SURRENDER OF PREMISES

          28.01. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty and conditions which Landlord is obligated to repair excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

          28.02. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Term, and if Landlord shall then not proceed to remove Tenant from the demised premises in the manner permitted by law, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to
(a) pay to Landlord, each month, the greater of the fair market rental value for the demised premises or one hundred twenty (120%) percent of the fixed annual rent payable by Tenant for the last month of the Term and (b) be bound by all of the terms, covenants and conditions herein specified.


                                      ARTICLE 29

                                RULES AND REGULATIONS

          29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule E attached hereto and made part hereof entitled "RULES AND REGULATIONS" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant in writing.

          Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Except in cases of emergency or where required by Legal Requirements, no new rule or regulation shall be binding on Tenant until Landlord gives Tenant at least ten (l0) days prior written notice thereof. Landlord agrees not to enforce any Rule or Regulation against Tenant which it is not enforcing generally vis-a-vis the tenants of the Building.


                                      ARTICLE 30

                                CONSENTS AND APPROVALS

          30.01. (a) Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval unless it is determined in a court of competent jurisdiction by a final, unappealable determination that Landlord has acted in bad faith or with malicious intent. Except as aforesaid, Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

                    (b) If Tenant disputes the reasonableness of Landlord's decision to refuse to consent or approve any item for which Landlord has agreed expressly in this Lease not to unreasonably withhold or delay its consent or approval in accordance with provisions of this Lease, then such dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the following provisions hereof. Within five (5) Business Days next following the giving of any notice by Tenant to Landlord stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) Business Days, then the arbitrator to be chosen by such party shall be chosen in the same manner as hereinafter provided for the appointment of the third arbitrator in the case where the two arbitrators chosen hereunder are unable to agree upon such appointment. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator, then either party may apply to the American Arbitration Association or any successor organization thereto ("AAA") for the designation of such arbitrator; provided, however, nothing contained herein shall be construed to require submission of any dispute to the AAA. All arbitrators shall be persons who shall have had at least ten (10) years experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Borough of Manhattan and shall be related to neither Landlord nor Tenant. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and give notice to Landlord and Tenant of their determination within seven (7) Business Days, if at all possible, after the designation of the third arbitrator; the concurrence of any two of said
arbitrators shall be binding upon Landlord and Tenant.   Any award of the
arbitrators shall be limited to a determination as to whether Landlord acted reasonably in withholding any such consent or approval. Judgment upon any award rendered in any arbitration held pursuant to this subsection 30.01(b) may be entered in any court having jurisdiction. However, the determination in any arbitration held pursuant to this subsection 30.01(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subsection 30.01(b), each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator shall be borne by the parties equally.


                                      ARTICLE 31

                                       NOTICES

          31.01. Any notice or demand, consent, approval or disapproval, or statement (collectively called "NOTICES") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, shall be sent by (i) United States mail postage prepaid as registered or certified mail, return receipt requested, (ii) by nationally recognized overnight courier service (such as Federal Express) with receipt requested, or (iii) personally delivered with written receipt. Any Notice shall be addressed to Landlord and Tenant, as follows:

                    If to Landlord

                    Spartan Madison Corp.
                    c/o HRO International Ltd.
                    Tower 56
                    l26 East 56th Street
                    New York, New York l0022

                    Attention:  Larry Jay Wyman
                    and if to Tenant as follows:

                    Investment Technology Group, Inc.
                    900 Third Avenue
                    New York, New York 10022
                    Attention:  James Lynch, General Counsel

                    with a copy to:

                    Morgan, Lewis & Bockius
                    101 Park Avenue
                    New York, New York 10178
                    Attention:  Chester P. Lee, Esq.

(except that after Tenant shall occupy the demised premises, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building). By giving the other party at least ten days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

          Notwithstanding anything herein to the contrary, Notices from Tenant to Landlord regarding overtime services may be given by telephone with hand delivered written confirmation to follow within a reasonable period of time.

          31.02. Any Notice shall be deemed given upon receipt or in the case of refusal to receive, as of the date of such refusal.

          31.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.


                                      ARTICLE 32

                                      NO WAIVER

          32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of either Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                      ARTICLE 33

                                       CAPTIONS

          33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.


                                      ARTICLE 34

                                 INABILITY TO PERFORM

          34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause, (6) fire or other casualty subject to the provisions of Article 10 hereof, (7) adjustment of insurance claims subject to the provisions of Article 10 hereof, (8) acts of God, or (9) any other cause beyond Landlord's reasonable control (it being agreed, however, that lack of funds shall not be deemed a cause beyond Landlord's reasonable control) (collectively hereinafter referred to as "FORCE MAJEURE CAUSES"), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused. Landlord will use reasonable efforts in order to alleviate such condition promptly, but shall not be required to employ any overtime or premium time labor in order to do so unless Tenant is willing to reimburse Landlord for the difference between the normal full-time pay basis and overtime or premium pay basis, and the performance of such work on an overtime or premium pay basis is available and reasonably practicable. If Tenant has ceased conducting business in the demised premises because of such condition, then Landlord shall use best efforts to alleviate such condition promptly.

          34.02.    Notwithstanding anything to the contrary contained in
Section 34.01 above, but subject to any additional limitations elsewhere imposed in this Lease, to the extent that Tenant is precluded from using the demised premises for a period in excess of fifteen (15) consecutive days in any one instance because Landlord is not fulfilling its obligations under this Lease or is not supplying any service which Landlord is obligated to supply hereunder and provided Tenant does not occupy all or substantially all such space for the ordinary conduct of business during such period (the presence in the demised premises of a skeleton crew for purposes solely of computer functioning shall not be deemed to be occupancy for such purposes), and provided further that such failure shall not have resulted from the negligence or wilful acts of Tenant or its officers, contractors, licensees, agents, employees, guests or visitors, or from Force Majeure Causes, the fixed annual rent payable hereunder and additional rent payable under Article 3 hereof shall be abated for the period of time commencing on the 1st day following the date Tenant was precluded from using the demised premises by reason of such failure until the earlier of such time as Tenant reoccupies the demised premises or such time as such obligation is fulfilled or service restored.

                    If the conditions set forth in the immediately preceding sentence shall continue for three hundred sixty-five (365) consecutive days, then Tenant may, at Tenant's option, terminate this Lease by giving thirty (30) days' prior notice thereof within ten (10) Business Days after the expiration of such three hundred sixty five (365) day period and if Tenant shall give such notice, then this Lease shall terminate upon the expiration of such thirty (30) day period, unless Tenant reoccupies the demised premises or such obligations fulfilled or service restored during such thirty (30) day period. If such conditions shall continue for sixty (60) consecutive days, then Tenant shall have the right to request in writing from Landlord the date that Landlord reasonably estimates that Landlord is capable of fulfilling such obligation or restoring such service. Landlord shall reasonably promptly give Tenant written notice of such estimated date. If such estimated date shall not fall within the aforesaid three hundred sixty five
(365) day period, then Tenant may terminate this Lease by written notice given to Landlord within ten (10) business days after receipt of Landlord's estimated date, and this Lease shall terminate on the date occurring thirty
(30) days after the giving of Tenant's notice, unless Landlord shall have fulfilled such obligation or restored such service within such thirty (30) day period.

          34.03. If by reason of Force Majeure Causes, Tenant shall be unable to fulfill its obligations under this Lease, other than obligations to pay rent or additional rent hereunder, then to the extent that such inability shall continue by reason of such Force Majeure Causes, Tenant shall not be deemed to be in default of this Lease; and this Lease and Landlord's obligations hereunder shall in no wise be affected, impaired or excused. In no event shall the inability to pay any sum of money be deemed a Force Majeure Cause, and for the purposes of the application for Tenant's benefit, Force Majeure Causes shall include, in lieu of clause (9) set forth in Section 34.01 hereof, any cause, in addition to the causes set forth in clauses (1) through (8) of Section 34.01 hereof, beyond Tenant's reasonable control.


                                      ARTICLE 35

                            NO REPRESENTATIONS BY LANDLORD

          35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.


                                      ARTICLE 36

                                   NAME OF BUILDING

          36.01. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. Landlord shall provide Tenant with no less than thirty (30) days advance written notice of any change in the designated name or address of the Building, and Landlord shall reimburse Tenant for any reasonable costs incurred by Tenant in amending its business stationery by reason of such change.


                                      ARTICLE 37

                                     ARBITRATION

          37.01. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York County, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or its successor) and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                                      ARTICLE 38

                                      INDEMNITY

          38.01. (a) Subject to the terms of Article 9 hereof, relating to waivers of subrogation, Tenant shall indemnify and defend Landlord (including Landlord's shareholders, officers, directors, partners, joint venturers and agents) and save it harmless from and against any and all liability, damages, costs or expenses, including reasonable attorneys' fees, (i) arising from any improper act, omission (where this Lease imposes a duty to act), or negligence of Tenant or its officers, contractors, licensees, agents, employees, guests, invitees, or visitors in or about the demised premises or the Building, or
(ii) arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring within the demised premises. Tenant's liability for such expenses, damages or fines shall be limited to those caused by any of the reasons set forth in the immediately preceding sentence, and Tenant shall not be liable hereunder for any consequential, special or indirect damages. Nothing contained in this Section 38(a) shall be deemed a waiver of Landlord's rights to claim against Tenant for damages of any nature that Landlord shall prove at law as a result of Tenant's holding over in the demised premises beyond the Expiration Date or any earlier cancellation or termination of this Lease except as specifically provided to the contrary herein. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring within the demised premises if (but only to the extent) caused by the negligence or wilful act of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

                    (b) Subject to the terms of Article 9 hereof relating to waivers of subrogation, Landlord shall indemnify and defend Tenant (including Tenant's shareholders, officers, directors, partners, joint venturers and agents) and save Tenant harmless from and against any and all liability, damages, costs or expenses (including reasonable attorneys' fees and expenses) arising from any negligence or willful misconduct of Landlord or its officers, employees or agents; provided, however, that this indemnity shall in no event cover liability for consequential damages or for special or indirect damages in the nature of consequential damages.


                                      ARTICLE 39

                                APPROVAL OF MORTGAGEE

          39.01. This Lease is conditioned on Landlord obtaining the approval of this Lease (hereinafter referred to as "Approval") by the holder of the mortgage dated as of June 20,1991 between The First National Bank of Boston, as mortgagee and Landlord as mortgagor (hereinafter called the "Mortgagee"). Landlord will use reasonable efforts to obtain the Approval.

          39.02. In the event Landlord has not obtained the Approval within ten (10) Business Days after the date hereof, Landlord or Tenant shall have the right to terminate this Lease within fifteen (l5) business days after the expiration of such ten (10) Business Day period, upon written notice given to the other party within such fifteen (l5) business day period, time being of the essence with respect to the giving of such notice, and this Lease shall terminate upon the expiration of ten (10) days after the date of such notice unless prior to the expiration of said ten (10) day period, said approval shall have been obtained; in which such event such notice shall be deemed null and void and of no force or effect.

          39.03. In the event the Mortgagee notifies Landlord that it will not give the Approval, then Landlord, shall promptly notify Tenant and upon the giving of such notice, this Lease shall terminate.

          39.04. In the event of the termination of this Lease pursuant to Sections 39.02 or 39.03 hereof, and upon such termination, all further obligations of the parties hereunder shall end and neither Landlord nor Tenant shall have any liability to the other, except Landlord shall refund any pre-paid rent and/or security deposit to Tenant.

                                      ARTICLE 40

                               RIGHT OF FIRST OFFERING

          40.01. (a) For purposes of this Lease, the "First Offering Space" shall mean the three portions of the fifth (5th) floor of the Building, delineated as Portions A, B and C and shown on the floor plan annexed hereto as Schedule M. Tenant acknowledges that Portion A of the First Offering Space, which Landlord and Tenant hereby agree shall be deemed to contain 12,726 rentable square feet, is currently occupied by Josephthal, Lyon & Ross, Inc. (hereinafter called "Josephthal") pursuant to a lease with Landlord of which the date set forth therein for the expiration of such lease is July 31, 1998, that Portion B of the First Offering Space, which Landlord and Tenant hereby agree shall be deemed to contain 15,524 rentable square feet, is currently occupied by Fox-Pitt, Kelton, Inc. (hereinafter called "Fox-Pitt") pursuant to a lease with Landlord of which the date set forth therein for the expiration of such lease is June 30, 2003, and that Portion C of the First Offering Space, which Landlord and Tenant hereby agree shall be deemed to contain 16,230 rentable square feet, is currently occupied by LDDS Communications, Inc. (hereinafter called "LDDS") pursuant to a lease with Landlord of which the date set forth therein for the expiration of such lease is August 31, 2008. Each of the foregoing leases contains an option on the part of the tenant thereof to extend the term of the lease for an additional five year term from the current expiration date. Each of the foregoing tenants is required to give written notice to Landlord exercising its option prior to the current expiration date of its lease on or before the following deadline dates: Josephthal, six (6) months prior to 7/31/98; Fox-Pitt: twelve (12) months prior to 6/30/03 and LDDS: twelve (12) months prior to 8/31/08. Josephthal, Fox-Pitt and LDDS and their respective successors, assigns and affiliates are hereinafter sometimes collectively called the "Existing Tenants".

               (b) Provided Tenant is not in default under the terms and conditions of this Lease either as of the date of the giving of "Tenant's First Notice" or the "First Offering Space Inclusion Date" (as such terms are hereinafter defined), if at any time during the term of this lease Portion A and/or Portion B and/or Portion C of the First Offering Space shall become, or are anticipated to become, available for leasing, then Landlord, before offering such First Offering Space to anyone, shall offer to Tenant the right to include such First Offering Space within the demised premises upon all the terms and conditions of this lease (other than the provisions of Sections 1.05 and Articles 2 and 43 hereof), except that:

                    (A) the fixed annual rent with respect to such First Offering Space shall be the fair market rent for such First Offering Space (assuming base years and base factors as set forth in Article 3 hereof) which shall be determined by Landlord and shall be set forth in a written notice to Tenant.

                    (B) Effective as of the First Offering Space Inclusion Date applicable to such First Offering Space for purposes of calculating Tenant's Tax Payment and Tenant's Expense Payment allocable to the First Offering Space, Tenant's Tax Share and Tenant's Expense Share attributable to the First Offering Space shall be as follows:


                                 Tenant's    Tenant's
                                 Tax Share   Expense
                                             Share
                     Portion A   1.7721%     1.8362%
                     Portion B   2.1618%     2.2400%
                     Portion C   2.289%      2.372%


          Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "First Offer Notice") which offer shall designate the space being offered and shall contain Landlord's estimate of the date that such First Offering Space shall become available for Tenant's occupancy (the "Anticipated Inclusion Date"). The First Offer Notice may not be given by Landlord earlier than twelve (12) months prior to the Anticipated Inclusion Date. Landlord shall specify in the First Offer Notice the fixed annual rent payable with respect to such First Offering Space as determined by Landlord in accordance with the provisions of Section 40.01(b) hereof.

          40.02. (a) Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's First Notice") of such offer within thirty (30) days after delivery by Landlord of the First Offer Notice to Tenant. Such First Offering Space shall be added to and included in the demised premises on the date such First Offering Space shall actually become available for Tenant's possession (herein called the "First Offering Space Inclusion Date"), or on the date that Tenant gives Tenant's First Notice, if such First Offering Space is then available. Time shall be of the essence with respect to the giving of Tenant's First Notice.

                    (b) If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 40 with respect to the First Offering Space designated in the First Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Article 40 but Tenant's rights with respect to any other First Offering Space shall not be affected), and Tenant shall have forever waived and relinquished its right to such First Offering Space, and Landlord shall at any and all times thereafter be entitled to lease such First Offering Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable, and Tenant shall, within twenty (20) days after Landlord's request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective.

          40.03. If any First Offering Space shall not be available for Tenant's occupancy on the Anticipated Inclusion Date for any reason including the holding over of the prior tenant, then Landlord and Tenant agree that the failure to have such First Offering Space available for occupancy by Tenant shall in no way affect the validity of this Lease or the inclusion of such First Offering Space in the demised premises or the obligations of Landlord or Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease, and for the purpose of this Article 40 the First Offering Space Inclusion Date shall be deferred to and shall be the date such First Offering Space is available for Tenant's occupancy unleased and free of tenants or other occupants. The provisions of this Section 40.03 are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. Notwithstanding the provisions of this Section
40.03 to the contrary, if any First Offering Space shall not be available for Tenant's occupancy on the Anticipated Inclusion Date because of the holding over of the prior tenant, than Landlord shall, within ninety (90) days of the commencement of such holdover, commence a holdover proceeding against such tenant and if Landlord shall not have delivered such First Offering Space to Tenant on or before the date occurring six (6) months after the commencement of such holdover, then if Tenant shall give thirty (30) days prior written notice to Landlord within ten (10) Business Days after the expiration of such six (6) month period, then Tenant's First Notice as to such First Offering Space shall be deemed rescinded and of no further force or effect on the thirtieth (30th) day after the giving of such notice unless Landlord shall deliver such First Offering Space to Tenant within such thirty (30) day notice period.

          40.04. (a) In the event that Tenant disputes the amount of the fair market rent as determined by Landlord and specified in Landlord's notice thereof to Tenant, then at any time on or before the date occurring thirty (30) days after Tenant has received such notice thereof from Landlord provided that Tenant shall have given Tenant's First Notice, Tenant may initiate the arbitration process provided for in Section Article 46 of this Lease, and such provisions shall apply to the determination of fair market rent for the First Offering Space. If Tenant fails to initiate the arbitration process within the aforesaid thirty (30) day period, time being of the essence, then Landlord's determination of the fixed annual rent set forth in Landlord's notice thereof shall be conclusive.

               (b) In the event Tenant initiates the aforesaid arbitration process and as of the First Offering Space Inclusion Date the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent for the demised premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the First Offering Space Inclusion Date. In the event that such determination shall result in an overpayment by Tenant of any fixed annual rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination.

          40.05. The provisions of this Article 40 shall be effective only if, upon both the First Offering Space Determination Date and the date on which Tenant accepts possession of the First Offering Space the Tenant named herein (or any successors thereto by merger, consolidation or sale) and only such Tenant is in actual occupancy of eighty (80%) percent of the demised premises (other than the First Offering Space in question).

          40.06. Tenant agrees to accept the First Offering Space in its condition and state of repair existing as of the First Offering Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy. Landlord agrees to be responsible for repairing any damage to such First Offering Space caused by the vacating therefrom by the prior tenant thereof.

          40.07. The termination of this Lease during the original term of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 40 whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 40 may be severed from this Lease or separately sold, assigned or transferred.

          40.08. Notwithstanding any language to the contrary contained in this Article 40, the rights granted to Tenant hereunder shall be at all times subject to the election of any Existing Tenant of the First Offering Space to extend the term of its lease with respect thereto, regardless of whether such election is made pursuant to any provision included within said lease.

                                      ARTICLE 41

                                    MISCELLANEOUS

          41.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

          41.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

          41.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

          41.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

          41.05. Time shall be of the essence with respect to the exercise of any option on the part of Tenant to extend the term of this Lease.

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          41.06.    Except as otherwise provided herein whenever payment of
interest is required by the terms hereof it shall be at the Interest Rate.

          41.07.    Intentionally deleted.

          41.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

          41.09. All Schedules referred to in this Lease are hereby incorporated in this Lease by reference.

          41.10. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

          41.11. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

          41.12. Under no circumstances shall Tenant record a copy of this Lease or a memorandum of this Lease without Landlord's prior written consent.

          41.13. It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way whatsoever until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and delivered one of said fully executed originals to Tenant.

          41.14. With respect to any equipment which Tenant shall be permitted to install and operate in the demised premises including, without limitation, supplemental air conditioning equipment, Tenant shall at Tenant's expense, obtain and maintain all permits, licenses and other authorizations which are required by Legal Requirements in order to install, maintain and operate such equipment in the demised premises.

          41.15. Tenant acknowledges that it has no rights to any development rights, "AIR RIGHTS" or comparable rights appurtenant to the Property, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent, provided same does not prevent occupancy of the demised premises by Tenant. The provisions of this Section 41.15 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "PARTY IN INTEREST" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Land.

          41.16. Tenant and Landlord each represents and warrants that this Lease has been duly authorized, executed and delivered by the representing party and constitutes the legal, valid and binding obligation of such party with customary exception to such representation as to enforceability of this Lease for unanticipated bankruptcy.

          41.17. This Lease may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.


                                  ARTICLE 42

                               LAYOUT AND FINISH

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

     42.01. Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the demised premises set forth below in such manner so that the demised premises will be executive and general offices of a standard consistent with the nature and quality of the Building.

          Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan"), and in accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises the work and installations (hereinafter called "Tenant's Work") specified in the final plan. Tenant shall perform Tenant's Work in accordance with the provisions of Article 6 hereof and with the applicable Building-standard specifications governing the performance of tenant improvement work in the Building, a copy of which has been previously delivered to Tenant. The final plan shall be submitted by Tenant to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall promptly reimburse Landlord upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of Tenant's final plan. If Landlord shall disapprove the final plan, Landlord shall set forth its reasons for such disapproval and itemize those portions of the final plan so disapproved. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the demised premises of materials or equipment which do not equal or exceed the standard of quality adopted by Landlord for the Building.
In the event Landlord shall fail to initially respond to Tenant's request for approval of Tenant's final plan within ten (10) business days after receipt thereof then Landlord shall be deemed to have given its approval. After Landlord shall have approved Tenant's final plans and Tenant shall resubmit any portion of the final plans for Landlord's approval after making non-material modifications thereof, the 10 business day period set forth in the preceding sentence shall be reduced to five (5) business days.

          Tenant agrees that Tenant's Work will be performed with the least possible disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition. Without limiting the generality of the foregoing provisions of this paragraph, if Tenant shall request consent to reinforce the flooring of the demised premises and Landlord shall consent thereto, such consent shall be conditioned on Tenant's performance of such reinforcement work in accordance with Landlord's reasonable rules, regulations and procedures with respect thereto, including, without limitation, reasonable procedures to prevent interference with the use and occupancy of the Building by the tenants occupying space below the demised premises, such as advance notice, use of overtime labor, sufficient insurance and other reasonable procedures.

     42.02.    The following conditions shall also apply to Tenant's Work:

          (a) all Tenant's Work shall be of material, manufacture, design and capacity at least equal to the standard adopted by Landlord for the Building (hereinafter called "Building Standard");

          (b) Tenant, at Tenant's expense shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, including, without limitation, BN Approvals and (prior to occupancy) the Form TR-1 sign-off and the required sprinkler sign-offs from the New York City Department of Buildings, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Landlord agrees to sign Tenant's BN Application promptly upon receipt thereof and prior to reviewing Tenant's final plans for approval provided and on condition that it is expressly understood and agreed by Tenant that such signing of Tenant's BN Application is being done purely as an accommodation for Tenant in order to expedite the commencement of Tenant's Work, and shall not in any way whatsoever constitute nor shall same be construed as Landlord's approval of Tenant's final plans as to which Landlord shall reserve its review rights in accordance with the following sentence, and furthermore Tenant agrees that if Landlord shall disapprove Tenant's final plans in any respect, Tenant shall file a modified BN

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

Application reflecting the changed conditions on the final plans required in order to obtain Landlord's approval thereof. Tenant shall obtain Landlord's approval of the final set of drawings referred to in (i) and (ii) hereof, which approval shall not be unreasonably withheld, and Landlord agrees to respond to such request for approval within ten (10) Business Days after receipt thereof.

          (c) Notwithstanding anything to the contrary set forth in this Lease or the Building specifications governing the performance of tenant improvement work in the Building, Tenant shall be permitted to use engineering firms for mechanical and electrical engineering with respect to the preparation of Tenant's engineering drawings in connection with Tenant's Work, who are approved in writing by Landlord, such approval not to be unreasonably withheld or delayed, provided that such engineering drawings are reviewed and approved by the firm of Cosentini Associates (in the case of mechanical and electrical engineering) and Severud Associates (in the case of structural engineering). Tenant shall pay all reasonable out-of-pocket costs incurred in connection with such engineering, including, without limitation, the fees and expenses of the aforementioned firms for review of engineering drawings.

          (d) All contractors and subcontractors used by Tenant to perform Tenant's Work shall be approved in writing by Landlord in advance pursuant to the provisions of Article 6 hereof; provided, however, that:

               (i) Tie-ins to the Building's BMS system will be performed by the currently designated BMS contractor for the Building, and all class E system tie-ins will be performed by the current Building electrician, provided such contractors' rates are commercially reasonable.

               (ii) In connection with the performance of Tenant's Work, Tenant shall request that Lehr Construction submit a bid for general contractor.

          (e) All Tenant-installed piping, conduit and cabling in the Building communications closet, electrical closet and MER room will be color coded per the Building coding plan. Such color coding may be effected by enamel painting in accordance with Landlord's Building Standard procedures therefor. All blinds are to be Building Standard only, furnished at Tenant's expense.

     42.03. It is understood that of the services to be furnished by Landlord referred to in Article 21 hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the demised premises for the conduct of its business. Tenant shall be responsible for removal of Tenant's refuse and rubbish during the period that Tenant's Work is in progress in the demised premises. Landlord agrees that a functioning wet column shall be available in the demised premises during the performance of Tenant's Work.

     42.04. Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the demised premises for Tenant's occupancy including, without limitation, signing forms and applications, where necessary for filing, and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any reasonable expense in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such reasonable expense as additional rent hereunder. Landlord shall also cooperate, at no expense to Landlord, in making the Building architect, Cooke & Associates, available for consultation with Tenant and its representatives, at Tenant's sole cost and expense.

     42.05. Landlord agrees that in connection with the plumbing for Tenant's pantry in the demised premises, Tenant shall be provided a path for required plumbing under the slab to an existing drain on the 4th floor, selected by Landlord, and the condition of such path shall not require the removal or encapsulation of asbestos under Legal Requirements prior to the commencement of Tenant's plumbing work under such slab.

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

                                   ARTICLE 43

                                TENANT'S CREDIT

     43.01. (a) Landlord shall allow Tenant an allowance in the amount of Two Million Eleven Thousand Six Hundred Eighty and 00/100 ($2,011,680) Dollars (herein called the "Work Credit"), which Work Credit shall be applied against the cost and expense of the construction work performed by Tenant in connection with Tenant's Work in the demised premises and Tenant's actual and reasonable out-of-pocket expenses incurred for architectural, engineering, design and other professional fees and relocation costs. In the event that the cost and expense of Tenant's Work shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of Tenant's Work shall be less than the amount of the Work Credit, then Tenant shall be permitted to credit the amount of such difference against installments of fixed annual rent next becoming due hereunder, provided, however, that in no event shall the amount of such credit against fixed annual rent exceed $670,560 (i.e., $15.00 prsf). The Work Credit shall be payable by Landlord to Tenant upon written requisition to Landlord in installments as Tenant's Work progresses, but no more frequently than monthly. The amount of each such installment shall be an amount equal to the product obtained by multiplying 90% of the Work Credit by a fraction, the numerator of which is equal to the actual costs paid by Tenant for completed portions of Tenant's Work referenced in such requisition (as evidenced by paid or incurred invoices delivered to Landlord in accordance with the next sentence) and the denominator of which is the total estimated cost of Tenant's Work, which estimate shall be made, and certified to, by Tenant's architect in good faith based on the final plan. Prior to the payment of any such installment of the Work Credit, Tenant shall deliver to Landlord a written request for such disbursement which shall be accompanied by:
(i) invoices for Tenant's Work performed since the last disbursement, (ii) a certificate signed by Tenant's architect and an officer of Tenant certifying that Tenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plans, and (iii) partial lien waivers from the contractors or subcontractors who shall have performed any such work releasing Tenant from all liability for same. The 10% balance of the amount of the Work Credit shall be payable to Tenant after the completion of Tenant's Work upon submission of all Buildings Department signoffs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover. Such payment shall be due ten (10) Business Days after Tenant submits its requisition with accompanying documentation as hereinbefore set forth in the preceding sentences.

          (b) At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in a manner reasonably satisfactory to Landlord; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection and provided further that Landlord's inspection shall not interfere with the performance of Tenant's Work except to a de minimis extent.


                                   ARTICLE 44

                              EMERGENCY GENERATOR

          44.01. Subject to the terms, provisions and conditions of this Lease, Tenant shall have the right at Tenant's sole cost and expense but without additional charge by way of increased rent to tie into the Building tenant emergency generator to supply emergency electricity to the demised premises not to exceed one hundred fifty (150) kilovolt amperes (KVA) of such emergency generator's capacity. Landlord shall perform routine testing and maintenance of such generator and shall give Tenant reasonable prior notice of such testing. Landlord shall cooperate with Tenant in order to schedule such testing and maintenance so as to minimize material interference with the conduct of Tenant's business.

                                   ARTICLE 45

                                TENANT'S ANTENNA

          45.01. Landlord agrees that, subject to all laws, ordinances, statutes, rules and regulations of all governmental authorities having jurisdiction thereof, and further subject to the conditions and limitations hereinafter stipulated, during the term of this Lease, Tenant, at Tenant's sole cost and expense, may install on a portion of the rooftop of the Building of approximately fifty (50) square feet, and thereafter maintain, repair, and operate one or more satellite antenna or other communications devices (hereinafter collectively referred to as the "ANTENNA"), provided and on condition that: (i) the size and dimensions of the antenna and any reasonably required support structures as well as the location of the portion of the rooftop for such installation shall be subject to Landlord's prior consent (which shall not be unreasonably withheld provided the size thereof shall not exceed fifty (50) feet); (ii) no such equipment shall extend higher than the parapet of the roof of the Building; (iii) the installation and position of such antenna and reasonably required support structures shall comply with Legal Requirements; (iv) the installation of any electrical or communications lines (hereinafter referred to as "WIRING") and related equipment in connection with the installation and operation of the antenna, as well as the manner and location (i.e., routing) of all Wiring and related equipment in connection therewith shall (A) be at Tenant's sole cost and expense, (B) be subject to Landlord's prior consent, and (C) comply with Legal Requirements; and (v) the antenna, reasonably required support structures, Wiring and related equipment shall be maintained and kept in repair by Tenant, at Tenant's sole cost and expense. The parties agree that Tenant's use of the rooftop of the Building is a nonexclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use including the installation of other antennas and support equipment. Tenant shall not be obligated to pay any additional fixed rental on account of Tenant's use of the roof of the Building pursuant to this Article 45. Tenant shall also have the right to use not more than its proportionate share of any designated shaftway utilized by the Building for running lines to the roof to connect the antenna to the demised premises.

          45.02. For the purpose of installing, servicing or repairing the antenna and related equipment, Tenant shall have access to the rooftop of the Building upon prior reasonable request of Landlord. All access by Tenant to the roof of the Building shall be subject to the supervision and control of Landlord and to Landlord's reasonable safeguards for the security and protection of the Building, the Building equipment and installations and equipment of other tenants of the Building as may be located on the roof of the Building. Landlord shall have the right to assign a Building representative to be present during the duration of Tenant's access to the rooftop and Tenant shall pay the Landlord's customary charges therefor as additional rent.

          45.03. Tenant, at Tenant's sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all duly constituted public authorities in any manner affecting or relating to Tenant's use of said roof as to the installation, repair, maintenance and operation of any support structures and antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article 45. Tenant, at Tenant's sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the antenna and any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this
Article 45, including, without limitation, any approval, license or permit required from the Federal Communications Commission. In no event shall the maximum level of microwave emissions from the antennas exceed an amount equal to Tenant's proportionate share of the total microwave emissions allowable for the Building as determined by the governmental authorities having jurisdiction thereof.

          45.04. Tenant agrees that Tenant will pay for all electrical service required for Tenant's use of the antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article 45 in accordance with Article 4 of this Lease and Tenant further agrees that such electric service shall feed off the

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

supply of electrical energy furnished to the demised premises as provided in
Article 4 of this Lease.

          45.05. The antenna, support structures and related equipment installed by Tenant, pursuant to the provisions of this Article 45 shall be Tenant's personal property, and, upon the expiration of the term of this Lease, or upon its earlier termination in any manner, shall be removed by Tenant at Tenant's sole cost and expense. All Wiring and related electrical equipment installed by Tenant in connection with the installation and operation of the antenna shall be Tenant's personal property. Upon the expiration of the Term of this Lease or upon its earlier termination in any manner, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the Wiring and electrical equipment as designated in such notice, at Tenant's sole cost and expense. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the antenna, support structures, Wiring and related equipment erected or installed by Tenant pursuant to the provisions of this
Article 45 and restore said affected areas to their condition as existed prior to the installation of the antenna and related equipment.

          45.06. Tenant agrees that Landlord shall not be required to provide any services whatsoever to the rooftop of the Building.

          45.07. Tenant covenants and agrees that all installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article 45 shall be at the sole risk of Tenant, and neither Landlord nor Landlord's agent or employees shall be liable for any damage or injury thereto caused in any manner, unless the same shall proximately result from the gross negligence or willful misconduct of Landlord, its agents and employees.

          45.08. Tenant will, and does hereby, indemnify and save harmless Landlord from and against: (i) any and all claims, counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the antenna, support structures, Wiring and any related equipment installed by Tenant pursuant to the provisions of this Article 45; and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance and operation and repair of the antenna, support structures, Wiring and related equipment installed by Tenant pursuant to the provisions of this Article 45; except to the extent caused by the negligence or willful misconduct of Landlord, or its agents or employees. Tenant shall obtain and thereafter maintain during the Term of this Lease insurance coverage for the benefit of Landlord and its managing agent (presently HRO International Ltd.) in such amount and of such type as Landlord may reasonably require. If any installations referred to in this Article 45 should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof.

          45.09. All plans and specifications of Tenant's Work and installations to be done and made by Tenant pursuant to the provisions of this
Article 45 shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld or delayed, and shall be further subject to inspection and reasonable supervision by Landlord.

          45.10. Tenant covenants and agrees that the antenna, support structures, Wiring and related electrical equipment to be installed by Tenant shall not interfere with or adversely affect any equipment, installations, lines or machinery of the Building or any other tenant of the Building, including, without limitation, any other communications equipment in, on top of or otherwise outside the Building, or access thereto for maintenance, repair or removal.

          45.11. Tenant acknowledges being advised by Landlord that Landlord has, and shall be, granting to third parties, various rights and licenses to utilize various portions of the Building and rooftop thereof for the installation of microwave

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

dishes, satellite communications equipment, whip antennae and other communications equipment and related equipment (hereinafter all of the foregoing are collectively referred to as "OTHER COMMUNICATIONS EQUIPMENT") and that, inasmuch as Landlord's ability to facilitate the installation and operation of such Other Communications Equipment will be of paramount importance to Landlord, Landlord shall have the right, at any time and from time to time, during the Term of this Lease, upon thirty (30) days' prior written notice to Tenant, to relocate the Tenant's antenna, support structures and related equipment to other areas of the Building and rooftop thereof equally suitable for transmission and reception of signals, as Landlord in its sole discretion may determine so as to accommodate such Other Communications Equipment on the roof of the Building and so as to eliminate, or not to create, problems of interference with respect to or between Other Communications Equipment now, or in the future, installed on the roof or other areas of the Building. Such relocation shall, to the extent practicable, be performed during hours other than Tenant's regular business hours so as to minimize any disruption of Tenant's normal business activities and except for such downtime such relocation shall not prevent Tenant from using its antenna for its original intended purpose. Tenant shall cooperate with Landlord to effectuate the relocation of Tenant's antenna, support structures and related equipment, as shall be required by Landlord. All costs involved in such relocation shall be borne by Landlord.

          45.12. Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article 45 unless Tenant assigns this Lease to the party to whom such rights are assigned or transferred.


                                      ARTICLE 46

                               FAIR MARKET RENT REVIEW

          46.01. In the event that the fair market rental for the demised premises or any portion thereof shall be required to be determined pursuant to the terms of this Lease as of a particular date (hereinafter called a "Review Date"), the fair market rent for the demised premises shall be determined in the manner hereinafter provided.

          46.02. If a fair market rental is to be determined pursuant to the provisions of this Lease and the parties have not agreed on what that fair market rental shall be, either party (hereinafter called the "Initiating Party") shall give the other party (hereinafter called the "Responding Party") a notice designating the name and address of the arbitrator (which arbitrator shall not have an interest in or be related to the parties hereto) designated by the Initiating Party to act on its behalf in the arbitration process herein described (hereinafter called a "Review Notice" or a "Rent Review Notice").

          46.03. (a) If the Initiating Party gives a Review Notice, then within twenty (20) Business Days after the giving of such Review Notice, the Responding Party shall give notice to the Initiating Party specifying in such notice the name and address of the arbitrator designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty (20) Business Day period, the fair market rental of the demised premises shall conclusively be deemed to be the fair market rental therefor as determined by the Initiating Party's arbitrator, and the Initiating Party shall promptly send a copy of such determination to the Responding Party. Upon the giving of such notice by the Responding Party, the two arbitrators so chosen shall meet at a mutually agreeable time within twenty (20) Business Days after the second arbitrator is appointed at the office of the Initiating Party's arbitrator in the Borough of Manhattan (unless they are able to mutually agree to an earlier time or a different location); provided, however, in the event of extenuating circumstances, such as death, casualty, etc., each arbitrator shall have the right to postpone such meeting for up to five (5) Business Days; and shall exchange sealed envelopes each containing such arbitrator's written determination of the fair market rental of the space in question based on the criteria set forth in Section 47.03(c) hereof. The fair market rental specified by the Initiating Party's arbitrator shall hereinafter be called the "Initiating Party's Submitted Value" and the fair market rental specified by the Responding Party's arbitrator shall hereinafter be called the "Responding Party's Submitted Value."

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

Copies of such written determinations shall promptly be sent to both the Initiating Party and the Responding Party. Any failure of either of such arbitrators (hereinafter called the "Non-Meeting Arbitrator") to meet and exchange such determination, which failure continues for a period in excess of ten (10) Business Days after a second written notice given by the party represented by the other arbitrator (hereinafter called the "Meeting Arbitrator") to the party represented by the Non-Meeting Arbitrator and to the Non-Meeting Arbitrator, shall be deemed acceptance of the Meeting Arbitrator's determination as to fair market rental. During the ten (10) Business Day period referred to in the immediately preceding sentence, the party represented by the Non-Meeting Party may, at its election, appoint a substitute arbitrator, provided such substitute arbitrator meets the requirements contained in this Section 46.03 and such substitution shall not extend any time periods provided for herein. Within twenty (20) days after the second arbitrator is appointed, they shall together appoint an impartial third arbitrator, which third arbitrator shall not have an interest in, or be related to, the parties hereto. If said two arbitrators cannot agree upon the appointment of a third arbitrator within such twenty (20) day period, then either party, on behalf of both, and on notice to the other may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules; provided, however, that nothing contained herein shall be construed to require submission of any dispute to the American Arbitration Association. If the American Arbitration Association shall fail to appoint said third arbitrator within thirty (30) days after such request is made, then either party may apply, on notice to the other, to the Chairman of the Committee on Real Property of the Bar Association of the City of New York (hereinafter called the "Chairman") for the appointment of such third arbitrator, provided that neither the Chairman nor his firm (nor any prior firm with which he was affiliated) has represented either Landlord or Tenant (or any Affiliate of Landlord or Tenant). In the event the Chairman or his firm has represented either Landlord or Tenant (or any Affiliate of Landlord or Tenant), then such application shall be made to the Chief Administrative Judge for New York County of the Supreme Court of the State of New York.

          Within twenty (20) Business Days after the appointment of such third arbitrator, the first arbitrator and second arbitrator shall submit to such third arbitrator their respective determinations of the fair market rental as described in the immediately preceding paragraph. Such third arbitrator shall, within twenty (20) Business Days after the end of such 15-Business Day period, hold hearings, solicit and receive reports from each party (copies of which shall be provided to the other party), and determine whether the fair market rental specified by the first arbitrator or second arbitrator in such submissions was closer to the determination by such third arbitrator of the fair market rental of the demised premises and the fair market rental specified by the first arbitrator or the second arbitrator which is closer to the determination by such third arbitrator shall conclusively be deemed to be the fair market rental of the demised premises. In no event shall either party have any communications on an EX PARTE basis with the third arbitrator during the course of any such arbitration.

               (b) Each of the arbitrators selected as herein provided shall have at least ten (10) years' experience in the leasing or management of office space in the "Midtown" office market in the Borough of Manhattan or in the business of appraising or managing commercial real estate or acting as a commercial real estate agent or broker in the Borough of Manhattan. Each party shall pay the fees and expenses of the arbitrator selected by it. The fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto.

               (c) In rendering any determination of fair market rent of the demised premises, the arbitrators shall assume or take into consideration as appropriate all then-relevant factors, including, as appropriate, all of the following: (i) Landlord and prospective tenant are typically motivated;
(ii) Landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (iii) a reasonable time under then-existing market conditions is allowed for exposure of the demised premises on the open market; (iv) in the event the demised premises have been destroyed or damaged by fire or other casualty, same shall have been deemed fully restored; (v) the demised premises are to be let in as-is condition (but without Tenant's removable furniture, furnishings and business equipment) with vacant possession and as a single unit or multiple units or in combination with other space and for a term which, under then prevailing market conditions, is calculated to obtain the highest rental; provided, however, that no rent concession or work allowance is actually being given; (vi) market rents then being charged and work allowances and rent concessions being granted for comparable space in comparable buildings; and (vii) charges for Tenant's electrical consumption will be paid directly to the public utility furnishing electric service to the Building as provided in Article 4. In rendering such decision and award, the arbitrators shall not modify the provisions of this Lease except for the fixed annual rent as herein provided in this Article. The decision and award of the arbitrators shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                                      ARTICLE 47

                                    STORAGE SPACE

     47.01. If, within eighteen (18) months from the date hereof, Tenant shall request that Landlord lease to Tenant a portion of the basement area and, at the time of such request, there shall be basement space unencumbered and available for leasing to Tenant, then from and after the date that Landlord shall deliver such basement space to Tenant the provisions of this Article 47 shall apply to the leasing of such basement space. Landlord shall lease to Tenant and Tenant shall hire from Landlord, upon the terms and subject to the conditions of this Lease and to such additional terms and conditions as are hereinafter set forth, storage space located in the basement of the Building to be delineated by Landlord, in its sole discretion (the "Storage Space"). The fixed annual rent payable hereunder shall be increased without abatement as provided in Section 1.05 or otherwise by the following amounts:


               (i) At the annual rate of $17.50 per rentable square foot per annum for the period beginning on the Commencement Date and ending on the last day of the month immediately preceding the month in which occurs the fifth (5th) anniversary of the Commencement Date;

               (ii) At the annual rate of $20.00 per square foot per annum for the period beginning on the first (lst) day of the month in which occurs the fifth (5th) anniversary of the Commencement Date and ending on the last day of the month immediately preceding the month in which occurs the tenth
               (10th) anniversary of the Commencement Date; and

               (iii) At the annual rate of $22.50 per rentable square foot per annum for the period beginning on the first day of the month in which occurs the tenth (10th) anniversary of the Commencement Date and ending on the Expiration Date.

     47.02. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Tenant's occupancy of the Storage Space shall be subject to the following additional terms and conditions:

               (a) Landlord shall not be obligated to perform any work or incur any expense to prepare the Storage Space for Tenant's use, except that Landlord shall: (i) erect such walls as are necessary to demise the Storage Space; (ii) furnish and install therein Building Standard lighting and such wiring as is necessary to operate the same;

               (b) Tenant shall make no alterations, installations, additions, or improvement in or to the Storage Space without Landlord's prior written consent;

               (c) Tenant shall use the Storage Space only for the purposes of office storage;

          (d) Tenant may not assign its rights with respect to the Storage Space (except in connection with an assignment of this Lease pursuant to Article 11 hereof) or sublease the same or allow the same to be used by others without the prior written consent of Landlord; and

          (e) Except as hereinabove provided, Landlord shall not be responsible for the rendition or delivery of any services or utilities to the Storage Space whatsoever, including without limitation, water, heating, ventilation, air-conditioning, or cleaning.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

Witness:                      SPARTAN MADISON CORP., Landlord


                              By: Charles R. Klotz, President
                                  ---------------------------
                                  Charles R. Klotz, President


                              INVESTMENT TECHNOLOGY GROUP, INC., Tenant


                              By:  James Lynch
                                   -----------
                                   Name:   James Lynch
                                   Title:  Vice President and
                                           General Counsel
STATE OF NEW YORK   )
                           :  ss.:
COUNTY OF NEW YORK  )

          On this 27th day of September, 1996 before me personally came James Lynch, to me known, who, being duly sworn by me, did depose and say that he resides in* that he is the V.P. of INVESTMENT TECHNOLOGY GROUP, INC., the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.

* 306 West 100th St, NY NY

                                        Andrea Hicks
                                   -------------------------------------
                                        Andrea Hicks
                                        Notary Public, State of New York
                                        No. 5025097
                                        Qualified in Kings County
                                   Commission Expires march 21, 1998

COMMONWEALTH OF MASSECHUSETTS )
                    :  ss.:
COUNTY OF SUFFOLK   )

          On this 30th day of September, 1996, before me personally came C.R. Klotz, to me known, who, being by me duly sworn, did depose and say that he resides in Wellesley; that he is the President of SPARTAN MADISON CORP. the corporation described in and which executed the above instrument; and that he signed his name by authority of the board of directors of such corporation.

                                        C. Paula Barretto
                                        Notary Public
                                        C. Paula Barretto
                                        Notary Public
                                   My Commission Expires Oct. 20, 2000

                                   SCHEDULE A

                                   FLOOR PLAN


                                [To be inserted]

                                   SCHEDULE B

                               DESCRIPTION OF LAND


          ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

          BEGINNING at the corner formed by the intersection of the Westerly side of Madison Avenue with the southerly side of 47th Street; running thence Westerly along the Southerly side of 47th Street, 140 feet;

thence Southerly parallel with Madison Avenue, 100 feet 5 inches to the center of the block;

thence Westerly along the corner line of the block and parallel with 46th Street, 100 feet;

thence Southerly and parallel with Madison Avenue, 100 feet 5 inches to the Northerly side of 46th Street;

thence Easterly along the Northerly side of 46th Street, 240 feet to the corner formed by the intersection of the said northerly side of 46th Street with the westerly side of Madison Avenue, thence Northerly along the Westerly side of Madison Avenue 200 feet 10 inches to the corner, point or place of BEGINNING.

                                   SCHEDULE C

                             Intentionally Omitted

                                  SCHEDULE D-1

                          FORM OF ESTOPPEL CERTIFICATE


                          TENANT ESTOPPEL CERTIFICATE


          _____________________________ undersigned ("Tenant"), in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to Spartan Madison Corp. ("Landlord"), the holder of any mortgage covering the property or any leasehold interest therein (the "Mortgagee") and the vendee under any contract of sale with respect to the Property (the "Purchaser") as follows:

          1. Tenant executed and exchanged with Landlord a certain lease (the "Lease"), dated _______________, covering the ________________________ floors
(the "demised premises") in the building located in the Borough of Manhattan, in the City,

County, and State of New York, known as 380 Madison Avenue, New York, New York (the "Property"), for a term to commence (or which commenced) on the "Commencement Date" (as such term is defined in Section 2.01 of the Lease), and to expire on _________________.

          2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

          3. Tenant has accepted and is now in possession of the demised premises and is paying the rental under the Lease pursuant to the provisions of the Lease.

          4. The fixed minimum annual rent payable under this Lease is set forth in Section 1.02 of the Lease. The fixed minimum annual rent and all additional rent and other charges required to be paid under the Lease have been paid for the period up to and including the date thereof.

          5.   No rent under the Lease has been paid for more than thirty
(30) days in advance of its due date.

          6. All work required under the Lease to be performed by Landlord has been completed to the full satisfaction of Tenant.

          7. To Tenant's knowledge there are no defaults to our knowledge existing under the Lease on the part of Landlord.

          8. To Tenant's knowledge there is no existing basis for Tenant to cancel or terminate the Lease.

          9. To Tenant's knowledge as of the date hereof, there exist no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

          10. There are no actions, whether voluntary or otherwise, pending against the Tenant under the Bankruptcy Laws of the United States or any state thereof.

          11. This certification is made to induce Purchaser to consummate a purchase of the Property and/or to induce Mortgagee to make and maintain a mortgage loan secured by the Property, or any leasehold interest therein, as the case may be, knowing that said Purchaser and/or Mortgagee as applicable, rely upon the truth of this certification in making and/or maintaining such purchase or mortgage, as applicable.

Date:     _______________, 199_



                                   --------------------------


                                   By:
                                      -----------------------

STATE OF NEW YORK   )
                          :  ss.:
COUNTY OF NEW YORK  )


          On this _____ day of ________________, 199_, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he resides in __________________________________________; that he is the ________________________________, the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.

                      ------------------------------------

                                   SCHEDULE D-2

                     FORM OF LANDLORD'S ESTOPPEL CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. The undersigned is the Landlord under that certain Lease, dated __________ by and between __________________________ as Lessor ("Landlord"), and ________________, as Lessee ("Tenant"), covering those certain premises known and designated as ___________ of the building known as __________________, New York, New York (the "Lease").

2. The Lease has not been modified, changed, altered or amended in any way (except as indicated in this sentence), and this is the only lease or agreement, written or otherwise, between the undersigned and Tenant affecting said premises.

3. Tenant has accepted the premises and is occupying same. The term of the Lease began __________, all Fixed Rent, Tenant's Tax and Tenant's Expense Payments, as billed, pursuant to the Lease has been paid to and including ____________. The fixed minimum rent paid is currently $___________ per month. The expiration date of the Lease is __________________.

4. To the best of the undersigned's knowledge, (i) the Lease is in full force and effect and (ii) there are no defaults thereunder, as of the date hereof, and (iii) there exists no condition which gives rise to Landlord's right to terminate the Lease.

5. To the best of the undersigned's knowledge, no actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy or insolvency laws of the United States or any state thereof.

6. The amount of any security deposit deposited with Landlord pursuant to the terms of the Lease is $__________.

7. As of the date hereof, to the best of the undersigned's knowledge, there exists no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

8. This certification is made to induce _____________ to ____________ knowing that __________ relies upon the truth of the certification.


                              ------------------------------
                              Landlord

Dated:                , 199
        --------------     --

                                   SCHEDULE E

                             RULES AND REGULATIONS


          1. The rights of tenants in the entrances, corridors, elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the, entrances, corridors, elevators and other facilities of the Building by other tenants except to a de minimis extent. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it reasonably deems best for the benefit of the tenants generally.

          2. The cost of repairing any damage to the public portions of the building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

          3. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the building whenever appropriate arrangements have been previously made between the Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom such person requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for injury or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

          4. No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by the Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by the Landlord.

          5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

          6. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards. All deliveries to tenants, except mail and food, shall be made to such place as Landlord shall designate and shall be distributed to tenants only during the hours from 7:00 A.M. to 12:00 noon and 1:00 P.M. to 4:00 P.M., Monday through Friday.

          7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises. Tenant shall not tamper with or adjust tamperproof or covered thermostats which have been preset by Landlord to control the operation of the air conditioning system. All such adjustments shall be made only by Landlord.

          8. No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in the Tenant's premises except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

          9. Tenant shall not permit any cooking or food odors emanating from the demised premises to seep into other portions of the Building.

          10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          11. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the demised premises or the Building at places visible from anywhere outside or at the entrance to the demised premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the demised premises or the Building caused thereby.

          In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs, signs and lettering on doors shall be inscribed, painted, or affixed for each by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

          12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to the Landlord.

          13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct or as permitted under the Lease. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

          14. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, or advertise for laborers giving an address at the Building.

          15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

          16. The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

          17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          18. The Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the building used in common by the occupants thereof.

          19. Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the reasonable satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

          20. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of Tenant.

          21. Tenant shall use only the service elevator for deliveries and only at hours prescribed by Landlord. Bulky materials, as reasonably determined by Landlord, may not be delivered during usual business hours but only thereafter. Tenant agrees to pay for use of the service elevator at rates set forth in the Lease.

          22. Tenant shall have no right of access to the roof of the demised premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the demised premises or the Building without the prior written consent of Landlord, except as provided in the Lease. Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time.

          23. There will be no building directory. The concierge of the Building retains a listing of tenants of the Building and their employees.

          24. At Landlord's election, all messenger deliveries shall be made through the designated messenger entrance on 47th Street subject to such reasonable procedures as Landlord may adopt.

                                   SCHEDULE F

                            CLEANING SPECIFICATIONS

1.        GENERAL OFFICE AREAS

          A.   Nightly

               1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be mopped nightly, using approved dust-down preparations; wash flooring weekly, scrubbed when necessary.

                    All unwaxed flooring used as corridors adjacent to the core shall be cleaned and wet mopped nightly.

               2. All linoleum, vinyl, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly using approved dust-down preparation. Waxing, if any, shall be done at tenant's expense.

                    Mop up and wash floors for spills, smears and foot tracks throughout, including tenant's space, as needed and wash floor in general as required.

               3.   All carpeting and rugs to be vacuumed nightly.

               4. Hand dust with treated cloth and wipe clean all furniture, fixtures, and window enclosures nightly.

               5. Empty and clean all waste receptacles nightly and remove from the demised premises wastepaper to designated areas.

               6. Empty and clean all ash trays and screen all sand urns nightly and replace sand.

               7. Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

               8.   Wash clean all water fountains and coolers nightly.

               9. Dust all door and other ventilating louvers within reach; damp wipe as necessary.

               10.  Dust all telephones nightly and wash monthly.

               11. Keep locker rooms and telephone and electric closets in a neat and orderly condition at all times.

               12. Wipe clean all brass, if necessary; and other bright work nightly.

               13.  Sweep, vacuum or wash all private staircases nightly.

               14. Metal doors of elevator cars to be properly maintained daily.

               15.  Remove all gum and foreign matter on sight.

               16.  Clean all glass furniture tops.

               17. Collect and remove wastepaper, cardboard boxes (which Contractor will flatten) and waste material to a designated area in the premises. Waste and/or rubbish (heavy duty plastic) bags shall be furnished by Contractor and shall be adequate to hold contents without breaking. Owner shall have the right to approve trash removal containers and janitorial carts.

               18. Dust, wash and vacuum closet and coat room shelving, coat racks and flooring nightly.

          B. PERIODIC CLEANING - (To be performed as needed unless otherwise specified but not less than once each week or as hereinafter provided);

               1. Vacuum all furniture fabric and drapes not less than once each week.

               2. Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills), including elevator doors, and other surfaces, as necessary. Clean and sweep any vacant areas.

               3. Dust and clean electric fixtures, all baseboards and other fixtures or fittings as necessary, but not less than once each quarter.

          C.   HIGH DUSTING

               1. Do all high dusting every three (3) months, unless otherwise specified, including, but not limited to, the following:

                    a. Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

                    b. Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grills, high moldings, and other surfaces not reached in nightly cleaning.

                    c. Dust all overhead pipes, sprinklers, ventilating and air conditioning louvres, ducts, high moldings and other high areas not reached in nightly cleaning.

                    d. Dust all venetian blinds, with a Masslin treated dust control cloth, every three months. Dust all window frames.

                    e.   Dust exterior and interior of lighting fixtures.

                    f.   Wash all furniture glass as needed.

                    g. Vacuum and dust ceiling tiles around ventilators and clean and wash air conditioning diffusers as required.

2.        ELEVATOR LOBBY AND PUBLIC CORRIDORS (MULTI-TENANT FLOORS)

          A. Vacuum floors nightly and machine scrub or shampoo floors monthly. Wax, buff, apply sealer and finishes as required.

          B. Wipe down all metal surfaces in lobby nightly, and polish monthly.

          C. High dust and wash if necessary all electrical and air conditioning ceiling fixtures at least once per month.

          D.   Dust walls nightly and wash monthly.

          E.   Clean cigarette urns, screen sand and supply sand as necessary.

          F. Burned out lamps shall be replaced promptly with lamps supplied by Contractor.

          G.   Clean saddles daily and polish saddles monthly.


3.        ELEVATORS

          A. Clean saddles and frames on floors above lobby once per week and vacuum dirt from door tracks nightly. Polish saddles monthly.

          B.   Dust elevator doors daily.

          C.   Clean floors twice daily and polish weekly by machine.

4.        LAVATORIES IN BASE BUILDING CORE AREAS ON FLOOR

          A.   Nightly

               1. Scour, wash and disinfect all toilet seats (both sides), basins, bowls, urinals and tile walls near urinals, throughout.

               2. Sweep and wash all lavatory floors using proper disinfectants.

               3. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories.

                    Contractor shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

               4. Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles in all lavatories and rest rooms.

               5. Service sanitary napkin dispensers. (Napkins supplied by Contractor.)

               6. Empty paper towel and sanitary napkin disposal receptacles and remove paper to designated areas.

               7. Fill all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers. (Materials to be supplied by Contractor as approved by Landlord.)

               8.   Empty and clean sanitary disposal receptacles.

               9.   Clean and wash all receptacles and dispensers.

               10.  Remove finger marks from painted surfaces.

               11. Clean all slop sinks on all floors nightly and keep in a neat, orderly and clean condition at all times.

          B.   Periodic

               1.   Clean and wash all partitions once every week.

               2.   Scrub floors as necessary, but not less than once each week.

               3. Hand dust, clean and wash all tile walls and ceilings including washable acoustical tile, once each week, more if necessary.

               4. High dusting shall be done once each month which will include lights, walls and grills.

               5.   Wash all lighting fixtures as necessary.


                                   SCHEDULE G

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          THIS AGREEMENT made as of the _____ day of September, 1996 between THE FIRST NATIONAL BANK OF BOSTON, a national banking association, having an office at 100 Federal Street, Boston, Massachusetts 02110 ("Mortgagee") and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, having an address at 900 Third Avenue, New York, New York ("Tenant").

                                W I T N E S S E T H :

          WHEREAS, Tenant has entered into a lease dated as of September __, 1996 between Spartan Madison Corp. ("Landlord"), as landlord, and Tenant, as tenant, with respect to certain space (the "Demised Premises") in the building located at 380 Madison Avenue, New York, New York (the "Building") located on the land (the "Land") as more particularly described in Exhibit A annexed hereto and made part hereof (said lease, as heretofore or hereafter amended and supplemented, is hereinafter called the "Lease"); and

          WHEREAS, Mortgagee is the holder of certain mortgage, as modified by a certain Mortgage Modification Agreement, dated as of June 20, 1991, between Mortgagee and Landlord's predecessor-in-interest (collectively, as so modified, the "June Mortgage"), which Mortgage encumbers, among other things, Tenant's interest in the Demised Premises and the Building; and

          WHEREAS, Landlord and Mortgagee have entered into a certain Project Loan Agreement dated December 20, 1991 pursuant to which Mortgagee shall make certain loans to Landlord in the aggregate amount of $11,200,000 subject to the terms and conditions set forth in such Project Loan Agreement, and, in order to secure such loans, Landlord shall deliver to Mortgagees certain Project Loan Mortgages (as defined in the Project Loan Agreement), by Landlord to Mortgagee covering Landlord's interest in the Building (the "PROJECT LOAN MORTGAGES"). The June Mortgage and the Project Loan Mortgages are herein collectively called the "Mortgage"; and

          WHEREAS, Mortgagee and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties agree as follows:

          1. The Lease and all of Tenant's rights thereunder are and shall be at all times and in all respects subject and subordinate to the Mortgage, and to all advances made and/or hereafter to be made under the Mortgage and all renewals, modifications, consolidations, replacements, substitutions, additions and extensions of the Mortgage and to any subsequent mortgages with which the Mortgage may be spread and/or consolidated.

          2. Provided Tenant shall not be in default under the Lease beyond the applicable period of grace, if any, provided therein with respect to the default in question as of the date Mortgagee commences a foreclosure action,
(i) Tenant shall not be named a party in any action or proceeding to enforce the Mortgage, unless such joinder shall be required under applicable law, and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding, nor shall the Lease be cut off or terminated nor Tenant's possession thereunder be disturbed in any such action or proceeding, and (ii) subject to the provisions of Section 4 of this Agreement, Mortgagee will recognize the Lease and Tenant's rights thereunder.

          3. Upon any foreclosure of the Mortgage or other acquisition of the property encumbered thereby, Tenant shall attorn to Mortgagee or any other party acquiring said property or so succeeding to Landlord's rights (collectively, the "Successor Landlord") and shall recognize the Successor Landlord as its landlord under the Lease and Tenant shall promptly execute and deliver any instrument that the Successor Landlord may reasonably request to evidence further said attornment, which instrument shall be reasonably satisfactory to Tenant's counsel.

          4. Upon such attornment or other acquisition of said property, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable under the Lease except that the Successor Landlord shall not be (a) liable for any previous act or omission of Landlord under the Lease, (b) subject to any offsets, defenses or counterclaims that Tenant may have against Landlord, except to the extent expressly set forth in the Lease (c) bound by any covenant to perform or complete any initial construction in connection with the Building or the Demised Premises or to pay any sums to Tenant in connection therewith, (d) bound by any prepayment of more than one (1) month's rent or other charges under the Lease or prepayment of more than three (3) months' rent where such payments are payable at intervals of more than one (1) month, unless such payment shall have been expressly approved in writing by Mortgagee, or (e) bound by any amendment, modification, extension or expansion of the Lease unless approved in writing by Mortgagee.

          5. Tenant shall not, without obtaining the prior written consent of Mortgagee (a) prepay installments of base rent due under the Lease for more than one month in advance, except in connection with the first month's rent and additional rent paid in advance pursuant to the provisions of the Lease or (b) modify the Lease so as to (1) reduce the rents payable thereunder or (2) reduce the term of the Lease, or (c) terminate, cancel or voluntarily surrender the Demised Premises unless for cause, other than pursuant to Tenant's option to terminate contained in Article 43 of the Lease or (d) assign the Lease or sublet the Demised Premises or any part thereof other than pursuant to the provisions of the Lease. Any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting (other than an assignment or subletting pursuant to the Lease), without Mortgagee's prior consent, shall not be binding upon Mortgagee.

          6. Tenant from and after the date hereof shall send a copy of any notice of default or notice in connection with the commencement of any action to terminate the Lease or similar statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord under the Lease. Such notices shall be delivered to Mortgagee pursuant to Paragraph 8 hereof at the following address:

               The First National Bank of Boston
               l00 Federal Street
               Boston, Massachusetts  02110
               Attention:  Ian Harvey, London Branch

          with a copy to:

               Bingham, Dana & Gould
               150 Federal Street
               Boston, Massachusetts  02110
               Attention:  James F. Monahan, Esq.


With respect to the commencement by Tenant of any action to terminate the Lease, Mortgagee shall have the right to cure any default on the part of Landlord which is the basis for such action within a reasonable time after receipt of the notice from Tenant with respect to such action. All notices, demands or requests to Tenant, if any, shall be in writing and addressed to Tenant at its address set forth in the Lease.

          7. Tenant acknowledges that it has notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee, as part of the security for the note secured by the Mortgage. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Mortgagee. Landlord joins in the execution hereof for the purpose of consenting to the provisions of this Section.

          8. Any and all notices, elections, demands, requests and responses hereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same and shall be deemed to have been properly given and shall be deemed effective upon receipt after delivery by a national overnight courier service (E.G., Federal Express), or upon receipt after being deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall constitute receipt. Any such notice, election, demand, request or response, if given to Mortgagee, shall be addressed as follows:

               The First National Bank of Boston
               l00 Federal Street
               Boston, Massachusetts  02110
               Attention:  Ian Harvey, London Branch

          with a copy to:

               Bingham, Dana & Gould
               150 Federal Street
               Boston, Massachusetts  02110
               Attention:  James F. Monahan, Esq.


and, if given to Tenant, shall be addressed as follows:

               Investment Technology Group, Inc.
               900 Third Avenue
               New York, New York 10022
               Attention: James Lynch, General Counsel

          with a copy to:

               Morgan, Lewis & Bockius
               101 Park Avenue
               New York, New York 10178
               Attention:  Chester P. Lee, Esq.

          9. This Agreement may not be modified, amended or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to this subject matter hereof.

          10. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         MORTGAGEE:

                         THE FIRST NATIONAL BANK OF BOSTON


                         By:
                              ----------------------------
                              Name:
                              Title:


                         TENANT:

                         INVESTMENT TECHNOLOGY GROUP, INC.

                         By:  James Lynch
                              ----------------------------
                              Name:   James Lynch
                              Title:  Vice President and
                                      General Counsel

LANDLORD:

SPARTAN MADISON CORP.


By:
     ----------------------------
     Name:
     Title:

STATE OF MISSOURI   )
                           :  ss.:
COUNTY OF JACKSON   )


          On this ____ day of ____________, 1996, before me personally came , to me known, who, being duly sworn by me, did depose and say that he is _________ the _________ of _______________________________________,
the limited partnership described in and which executed the above instrument and that he signed his name thereto by authority given on behalf of the partnership.


                         ----------------------------------
                                   Notary Public





STATE OF NEW YORK   )
                           :  ss.:
COUNTY OF NEW YORK  )


          On this ____ day of ____________, 1996, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he resides in _________________; that he is the ______________________ of
SPARTAN MADISON CORP. the corporation described in and which executed the above instrument; and that he signed his name by authority of the board of directors of such corporation.


                         ----------------------------------
                                   Notary Public


STATE OF NEW YORK   )
                           :  ss.:
COUNTY OF NEW YORK  )


          On this ____ day of ____________, 1996, before me personally came _________________, to me known, who, being duly sworn by me, did depose and say that he resides in ______________________________ that he is the
President of _______________________, the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.


                         ----------------------------------
                                   Notary Public


                                      SCHEDULE B

                                 DESCRIPTION OF LAND

`

          ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

          BEGINNING at the corner formed by the intersection of the Westerly side of Madison Avenue with the southerly side of 47th Street; running thence Westerly along the Southerly side of 47th Street, 140 feet;

thence Southerly parallel with Madison Avenue, 100 feet 5 inches to the center of the block;

thence Westerly along the corner line of the block and parallel with 46th Street, 100 feet;

thence Southerly and parallel with Madison Avenue, 100 feet 5 inches to the Northerly side of 46th Street;

thence Easterly along the Northerly side of 46th Street, 240 feet to the corner formed by the intersection of the said northerly side of 46th Street with the westerly side of Madison Avenue, thence Northerly along the Westerly side of Madison Avenue 200 feet 10 inches to the corner, point or place of BEGINNING.

                                      SCHEDULE H

                                       FORM OF
                       NON-DISTURBANCE AND ATTORNMENT AGREEMENT


          THIS AGREEMENT, made this _____ day of 1996, among the 380 MADISON AVENUE,LLC as successor-in-interest to IRVING TRUST COMPANY, TRUSTEE UNDER THE LAST WILL AND TESTAMENT OF HAROLD D. URIS, DECEASED, FOR THE BENEFIT OF RUTH URIS, having an address at One Wall Street, New York, New York 10015 ("Owner"), SPARTAN MADISON CORP., a Delaware corporation, having an address at c/o HRO International Ltd., 126 East 56th Street, New York, New York 10022 ("Sublessor"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, having an address at 900 Third Avenue, New York, New York("Sublessee").

                                 W I T N E S S E T H:

          WHEREAS, Owner and Sublessor's predecessor in interest have entered into a certain ground lease, dated January 26, 1989 ("Lease"), covering the land and improvements located at 380 Madison Avenue, New York, New York ("Premises");

          WHEREAS, Sublessee has entered into a certain sublease, dated as of September __, 1996, with Sublessor ("Sublease") covering space in the Premises on the entire fourth (4th) floor as more particularly described in the Sublease ("Space") for a term, including renewal options, expiring on the Expiration Date, as such term is defined in the Sublease; and

          WHEREAS, Owner has agreed to assure Sublessee of Sublessee's continued occupancy of the Space under the terms of the Sublease.

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00)@ and @ other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease or the Sublease to the contrary, it is hereby agreed as follows:

               1. Provided Sublessee is not in default under the terms of the Sublease beyond any applicable notice and grace period (a) the right of possession of Sublessee to the Space shall not be affected or disturbed by Owner in the exercise of any of Owner's rights under the Lease and (b) Sublessee shall not be named as a party in any summary dispossess proceeding or in any other similar action under the Lease unless required by law in which case Sublessee may be named only for the purpose of complying with said law (but not for the purpose of dispossessing Sublessee).

               2. Sublessee agrees that if Owner shall become the lessor of the Space by reason of the dispossession of Sublessor from the Premises or due to any other similar proceeding and Sublessee is not then in default under the terms of its Sublease beyond any applicable notice and grace period, the Sublease shall become a direct Sublease between Owner and Sublessee, Sublessee shall attorn to Owner, the Sublease shall continue in accordance with its terms between Sublessor and Owner and Sublessee shall continue to perform its obligations under the Sublease, provided, however, (a) Owner shall not be liable for any accrued obligation, or any act or omission of Sublessor accruing prior to the date upon which Owner shall become the lessor of the Space, (b) Owner shall not be subject to any offsets, defenses or counterclaims other than those expressly set forth in the Sublease which shall have accrued to Sublessee against Sublessor prior to the date upon which Owner shall become the lessor of the Space, (c) Owner shall not be bound by any base rent or additional rent which Sublessee might have prepaid for more than one month to Sublessor (other than the first month's rent and additional rent paid in advance pursuant to the provisions of the Sublease), (d) Owner shall be entirely freed and relieved of all covenants, obligations and liabilities of Owner under the Sublease accruing from and after the date Owner transfers title to the Premises to a third party, and (e) Owner shall have no liability to Sublessee for any take over lease obligation or for any initial work to be done in Sublessee's Space.

               3. Sublessee shall not, without obtaining the prior written consent of Owner, (a) prepay installments of base rent due under the Sublease for more than one month in advance, except in connection with the first month's rent and additional rent paid in advance pursuant to the provisions of the Sublease or (b) modify the Sublease so as to
          (1) reduce the rents payable thereunder or (2) reduce the term of the Sublease, or (c) terminate, cancel or voluntarily surrender the Space unless for cause, or (d) assign the Sublease or sublet the Space or any part thereof other than pursuant to the provisions of the Sublease. Any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting (other than an assignment or subletting pursuant to the Sublease), without Owner's prior consent, shall not be binding upon Owner. If Owner consents to any amendment or modification of the existing Sublease, or to any new Sublease, this Agreement shall apply to such amendment, modification or new Sublease.

               4. The Sublease with all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Lease and to all the terms, conditions and provisions thereof, and to any renewals, extensions, modifications or replacements thereof, including any supplements thereto.

               5. The foregoing provisions shall be self-operative, however, Sublessee agrees to execute and deliver to Owner or to any person to whom Sublessee herein agrees to attorn such other instrument as either shall reasonably request in order to effectuate said provisions.

               6. Sublessee will notify Owner (at the last address of Owner provided to Sublessee of any default of Sublessor which would entitle Sublessee to cancel the Sublease and agrees that notwithstanding any provision of the Sublease to the contrary, no notice of cancellation thereof shall be effective unless Owner has received the notice aforesaid and has failed within thirty (30) days of the date thereof to cure.

               7. Any and all notices, elections, demands, requests and responses hereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same and shall be deemed to have been properly given and shall be deemed effective upon receipt after delivery by a national overnight courier service (E.G., Federal Express), or upon receipt after being deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall constitute receipt. Any such notice, election, demand, request or response, if given to Owner, shall be addressed as follows:

                   Bank of New York
                   Trust Properties Department
                   48 Wall Street - 9th Floor
                   New York, New York  10286
                   Attn:  Roy Weydig

with a copy to:    Donald A. Bettex, Esq.
                   Wien Malkin & Bettex
                   60 East 42nd Street
                   New York, New York 10165

and, if given to Sublessor, shall be addressed as follows:

                   Spartan Madison Corp.
                   126 East 56th Street
                   New York, New York 10022
                   Attn:  Mr. Howard P. Ronson

with a copy to:    Chadbourne & Parke
                   30 Rockefeller Plaza
                   New York, New York  10122
                   Attention:  H. Hedley Stothers, Esq.

and, if given to Sublessee, shall be addressed as follows:

                   Investment Technology Group, Inc.
                   900 Third Avenue
                   New York, New York 10022
                   Attention:  General Counsel

          with a copy to:

                   Morgan, Lewis & Bockius
                   101 Park Avenue
                   New York, New York 10178
                   Attention:  Chester P. Lee, Esq.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              380 MADISON AVENUE, LLC


                              By:
                                   ------------------------------
                                   Name:
                                   Title:  Manager


                              SPARTAN MADISON CORP.


                              By:
                                   ------------------------------
                                   Name:
                                   Title:


                              INVESTMENT TECHNOLOGY GROUP, INC.


                              By:  James Lynch
                                   ------------------------------
                                   Name:  James Lynch
                                   Title: Vice President and
                                          General Counsel

STATE OF NEW YORK   )
                           :  ss.:
COUNTY OF NEW YORK  )


          On this ____ day of ____________, ____, before me personally came _______________, to me known, who, being duly sworn by me, did depose and say that he is the ________________ of ______________________, the business entity described in and which executed the above instrument and that he signed his name thereto on behalf of the partnership.



   ------------------------------------
                                        Notary Public



STATE OF NEW YORK   )
                           :  ss.:
COUNTY OF NEW YORK  )


          On this ____ day of October, 1996, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he resides in ________________; that he is the President of SPARTAN MADISON CORP. the corporation described in and which executed the above instrument; and that he signed his name by authority of the board of directors of such corporation.



   ------------------------------------
                                        Notary Public

                                      SCHEDULE I

                            Tenant's Supplemental Cleaning


Rug Shampooing

Glass Cleaning

                                      SCHEDULE J

                                Intentionally Omitted

                                      SCHEDULE K

                                Intentionally Omitted

                                      SCHEDULE L

                                Intentionally Omitted

                                      SCHEDULE M

                         Floor Plans -- First Offering Space

                                      SCHEDULE N

                                   Landlord's Work


E-1  Lighting & Power Plan         Revised 7/18/96
E-2  Riser Diagram & Schedules     Revised 7/18/96
E-3  Electrical Specifications     Dated 4/9/96
M-1  HVAC Plan                     Revised 7/15/96
M-2  Specifications & Details      Revised 7/15/96
RCP-1 Reflected Ceiling Plan at
        Accessible Women's
         and Men's Room            Issued  7/31/96
RCP-2 Reflected Ceiling Plan at
        Men's Rooms                Issued   7/31/96

                                      SCHEDULE O

                                 HVAC Specifications




          A. The system is designed to operate within the requirements of the New York State Energy Conservation Code and is capable of maintaining inside conditions of approximately 74DEG. F and 50% relative humidity when the summer outside conditions are not more than 95DEG. F dry bulb and 78DEG. F wet bulb and approximately 74DEG. F when the outside winter temperature is 10DEG. F.

          B. The design capabilities of the system are based upon and limited to the following conditions:

          (i) The occupancy does not exceed one (1) person for each 100 usable square feet of area.

          (ii) A total demand electrical load of 5.00 watts per usable square foot.

          (iii)  Proper use of blinds to control sun load.

                                      SCHEDULE P

                                 Louver Location Plan

                                      SCHEDULE Q

                                    Punchlist Work


          1.   Patch spray-on fireproofing on columns
               where columns meet beams.


          2.   Fill in or align gaps in blind's pockets.


                                      SCHEDULE R

                                 Approved Contractors






                                  AGREEMENT OF LEASE

                                       between

                           SPARTAN MADISON CORP., Landlord

                                         and

                      INVESTMENT TECHNOLOGY GROUP, INC., Tenant

                              Dated:  September __, 1996


                                       PROPERTY

                                  380 Madison Avenue
                                  New York, New York

                                   Entire 4th Floor
                                  TABLE OF CONTENTS


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